MOKAPOKE LIMITED PARTNERSHIP
AMENDED AND RESTATED AGREEMENT
OF LIMITED PARTNERSHIP

As of February ____, 1996



TABLE OF CONTENTS





ARTICLE I     CONTINUATION OF PARTNERSHIP
1.01.    Continuation
1.02.    Name
1.03.    Principal Executive Offices; Agent for
    Service of Process
1.04.    Term
1.05.    Recording of Certificate

ARTICLE II    DEFINED TERMS

ARTICLE III   PURPOSE AND BUSINESS OF THE PARTNERSHIP

3.01.    Purpose of the Partnership
3.02.    Authority of the Partnership

ARTICLE IV    REPRESENTATIONS, WARRANTIES AND
    COVENANTS; DUTIES AND OBLIGATIONS

4.01.    Representations, Warranties & Covenants
    Relating to the Apartment Complex and the Partnership
4.02.    Duties and Obligations Relating to the
    Apartment Complex and the Partnership

ARTICLE V     PARTNERS, PARTNERSHIP INTERESTS AND
    OBLIGATIONS OF THE PARTNERSHIP

5.01.    Partners, Capital Contributions and
    Partnership Interests
5.02.    Return of Capital Contribution
5.03.    Withholding of Capital Contributions
    Upon Default...
5.04.    Legal Opinions
5.05.    Repurchase Obligation

ARTICLE VI    CHANGES IN PARTNERS

6.01.    Withdrawal of a General Partner
6.02.    Admission of a Successor or Additional
    General Partner
6.03.    Effect of Bankruptcy, Death, Withdrawal,
    Dissolution or Incompetence of a General
    Partner...

ARTICLE VII   ASSIGNMENT TO THE PARTNERSHIP

7.01.    Assignment of Contracts, etc.

ARTICLE VIII  RIGHTS, OBLIGATIONS AND POWERS OF THE
    GENERAL PARTNER

8.01.    Management of the Partnership
8.02.    Limitations Upon the Authority of the
    General Partner
8.03.    Management Purposes
8.04.    Delegation of Authority
8.05.    General Partner or Affiliates Dealing
    with Partnership
8.06.    Other Activities
8.07.    Liability for Acts and Omissions
8.08.    Partnership Status..............................
8.09.    Construction of the Apartment Complex,
    Construction Cost Overruns, Operating
    Deficits
8.10.    Development Fee
8.11.    Incentive Partnership Management Fee
8.11.1   Asset Management Fee
8.12.    Withholding of Fee Payments
8.13.    Removal of the General Partner
8.14.    Selection of Management Agent
8.15.    Removal of the Management Agent
8.16.    Replacement of the Management Agent
8.17.    Subordinated Loans to the Partnership
8.18.    Reserve Account:
8.19.    Guaranty of General Partner's Obligations

ARTICLE IX    TRANSFERS OF, AND RESTRICTIONS ON
    TRANSFERS OF INTERESTS OF LIMITED PARTNERS

9.01.    Purchase for Investment
9.02.    Restrictions on Transfer of Limited Partners' Interests
9.03.    Admission of Substitute Limited Partners
9.04.    Rights of Assignee of Partnership Interest....

ARTICLE X     RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

10.01.   Management of the Partnership
10.02.   Limitation on Liability of Limited Partners
10.03.   Other Activities
10.04.   Ownership by Limited Partner of Corporate
    General Partner or Affiliate

ARTICLE XI    ALLOCATION OF TAXABLE INCOME, TAX LOSSES,
    TAX CREDITS AND CASH DISTRIBUTIONS

11.01. Allocation of Taxable Income, Tax Losses and Tax Credits
11.02.   Allocation of Taxable Income and Tax
    Losses from Capital Transactions
11.03.   Distribution of Cash Flow
11.04.   Distributions of Distributable Proceeds
    from Capital Transactions and Distributable Proceeds from
Refinancings
11.05.   Allocations Among Partners
11.06.   Qualified Income Offset
11.07.   Minimum Gain Allocation
11.08.   Regulatory Allocations
11.09.   Partners' Partnership Non-recourse
    Liabilities
11.10.   Tax Allocations:  Code Section 704(c)
11.11.   Tax Matters Partner
11.12.   Capital Accounts
11.13.   Authority of General Partner to Vary
    Allocations to Preserve and Protect
    Partner's Intent

ARTICLE XII   SALE, DISSOLUTION AND LIQUIDATION

12.01.   Dissolution of the Partnership
12.02.   Winding Up and Distribution

ARTICLE XIII  BOOKS AND RECORDS, ACCOUNTING TAX
    ELECTIONS, ETC.

13.01.   Books and Records
13.02.   Bank Accounts
13.03.   Accountants
13.04.   Reports to Partners
13.05.   Section 754 Elections
13.06.   Fiscal Year and Accounting Method

ARTICLE XIV   AMENDMENTS

14.01.   Proposal and Adoption of Amendments

ARTICLE XV    CONSENTS, VOTING AND MEETINGS

15.01.   Method of Giving Consent
15.02.   Submissions to Limited Partners
15.03.   Meetings; Submissions of Matters for Voting

ARTICLE XVI   GENERAL PROVISIONS

16.01.   Burden and Benefit
16.02.   Applicable Law
16.03.   Counterparts
16.04.   Separability of Provisions
16.05.   Entire Agreement
16.06.   Liability of the Investment Partnership
16.07    Environmental Protection
16.08.   Notices to the Investment Partnership
16.09.   Notices to the General Partner



MOKAPOKE LIMITED PARTNERSHIP
AMENDED AND RESTATED AGREEMENT
OF LIMITED PARTNERSHIP




    This Amended and Restated Agreement of Limited Partnership is made and entered into as of the ____ day of __________, 1996, by and among the undersigned parties.

    WHEREAS, as of JULY 29, 1994, R.T.M. LIMITED PARTNERSHIP, as the
General Partner and Tevis Margolis and Robert Margolis, individual residents of the State of Maryland as the Limited Partners (the "Withdrawing Limited Partners"), executed a Limited Partnership Agreement of Mokapoke Limited Partnership (the "1994 Agreement") for the formation of Mokapoke Limited Partnership (the "Partnership"), pursuant to the Maryland [Revised Uniform Limited Partnership Act] (the "Act"). A Certificate of Limited Partnership was filed with the Maryland State Department of Assessments and Taxation on August 1, 1994 (the "Certificate"); and

    WHEREAS, the Partnership has been formed to acquire, rehabilitate, own, maintain and operate a 30-unit multi-family apartment complex intended for rental to elderly individuals 62 years of age or older and/or handicapped individuals of low and moderate income, and one of which will be utilized as the residence of the on-site manager of the Apartment Complex] known as Clarke Manor Apartments, and located in Pocomoke City, Maryland (the "Apartment Complex"); and

    WHEREAS, the Partnership has acquired title to the Apartment Complex subject to mortgages and other liens securing a permanent loan; and

    WHEREAS, the parties hereto now desire to enter into this Amended and Restated Agreement of Limited Partnership to (i) continue the Partnership; (ii) admit Boston Capital Tax Credit Fund IV L.P., a Delaware limited partnership, to the Partnership as a Limited Partner, and BCTC 94, a Delaware corporation, to the Partnership as the Special Limited Partner;
(iii) withdraw the Withdrawing Limited Partners from the Partnership; (iv) reassign Interests in the Partnership; and (v) set forth all of the provisions governing the Partnership.

    NOW, THEREFORE, in consideration of the foregoing, of mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree to continue the Partnership pursuant to the Act, as set forth in this Amended and Restated Agreement of Limited Partnership, which reads in its entirety as follows:


ARTICLE I
CONTINUATION OF PARTNERSHIP




    1.01. Continuation. The undersigned hereby continue the Partnership as a limited partnership under the Act.

    1.02.     Name.  The name of the Partnership is Mokapoke Limited
Partnership.

    1.03.  Principal Executive Offices; Agent for Service of Process.
The principal executive and record office of the Partnership and the resident agent for service of process shall be William H. Holden, Jr., Esq., 4400 East-West Highway, Bethesda, Maryland 20814. The Partnership may change the location of its principal executive office to such other place or places as may hereafter be determined by the General Partner. The General Partner shall promptly notify all other Partners of any change in the principal executive office. The Partnership may maintain such other offices at such other place or places as the General Partner may from time to time deem advisable.

    1.04. Term. The term of the Partnership commenced as of July 29, 1994 and shall continue until December 31, 2046, unless the Partnership is sooner dissolved in accordance with the provisions of this Agreement.

    1.05. Recording. Upon the execution of this Amended and Restated Agreement of Limited Partnership by the parties hereto, the General Partner shall take all necessary action required by law to perfect and maintain the Partnership as a limited partnership under the laws of the State and to effectuate the admission of the Investment Partnership and BCTC 94, Inc. as Limited Partners and the withdrawal of the Withdrawing Limited Partners hereunder, and shall register the Partnership under any assumed or fictitious name statute or similar law in force and effect in the State.

ARTICLE II
DEFINED TERMS

    In addition to the abbreviations of the parties set forth in the preamble to this Agreement, the following defined terms used in this Agreement shall have the meanings specified below:

    "Accountants" means such firm of independent certified public accountants as may be engaged by the General Partner, with the Consent of BCTC 94, Inc., to prepare the Partnership income tax returns and to be responsible for the Partnership's audit and tax matters reporting obligations under Section 13.04 hereof.

    "Act" means the Revised Uniform Limited Partnership Act of the State of Maryland, as amended from time to time during the term of the Partnership.

    "Actual Credit" means as of any point in time, the total amount of the Tax Credits actually allocated by the Partnership to the Investment Partnership, representing ninety-nine percent (99%) of the Tax Credits actually claimed by the Partnership, as shown on the applicable tax return of the Partnership.

    "Admission Date" means the date upon which the Investment
Partnership is admitted to the Partnership.

    "Affiliate" means any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with a General Partner, or with another designated Person, as the context may require.

    "Affiliated Limited Partnership" means any limited partnership, other than the Partnership, in which the General Partner or an Affiliate of a General Partner is a general partner and the Investment Partnership or an Affiliate of the Investment Partnership is a limited partner.

    "Agency" means the State of Maryland Department of Housing and Community Development Administration in its capacity as the designated agency of the State of Maryland to allocate Low-Income Housing Tax Credits, acting through any authorized representative.

    "Agreement" means this Amended and Restated Agreement of Limited Partnership, as amended from time to time.

    "Apartment Complex" means the land owned by the Partnership located on Linden Avenue in Pocomoke City, Maryland, and the 30-unit multi-family rental housing development and other improvements constructed and rehabilitated thereon, and owned and operated therein by the Partnership, and known as, Clarke Manor Apartments.

    "Applicable Percentage" has the meaning given to it in Section 42(b) of the Code.

    "Asset Management Fee" means the fee payable by the Partnership to Boston Capital, or an Affiliate thereof, pursuant to Section 8.11.1.

    "Bankruptcy" or "Bankrupt" as to any Person means (a) the entry of an order for relief (or similar court order) against such Person which authorizes a case brought under Chapter 7, 11 or 13 of Title 11 of the United States Code to proceed; (b) the commencement of a federal, state or foreign bankruptcy, insolvency, reorganization, arrangement or liquidation proceeding by such Person; (c) the commencement of a federal, state or foreign bankruptcy, insolvency, reorganization, arrangement or liquidation proceeding against such Person if such proceeding is not dismissed within sixty (60) days after the commencement thereof; (d) the entry of a court decree or court order which remains unstayed and in effect for a period of thirty (30) consecutive days: (i) adjudging such Person insolvent under any federal, state or foreign law relating to bankruptcy, insolvency, reorganization, arrangement, liquidation, receivership or the like; (ii) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, such Person or his properties under any federal, state or foreign law relating to insolvency, reorganization, arrangement, liquidation, receivership or the like; (iii) appointing a receiver, liquidator, assignee, trustee, conservator, or sequester (or other similar official) of such Person, or of all, or of a substantial part, of such Person's properties; or (iv) ordering the winding up, dissolution or liquidation of the affairs of such Person; (e) the written consent by such Person to the institution against it of any proceeding of the type described in subsection (a), (b), (c) and (d); (f) the written consent by such Person to the appointment of a receiver, liquidator, assignee, trustee, conservator or sequester (or other similar official) of such Person, or of all, or of a substantial part, of its properties; (g) the making by such Person of an assignment for the benefit of creditors; (h) the admission in writing by such Person of its inability to pay its debts generally as they come due; (i) the taking of any corporate or other action by such Person in furtherance of any of the foregoing; or
(j) if such Person becomes insolvent by the making of any act or the making of any transfer, or otherwise, as "insolvency" is or may be defined pursuant to the Federal Bankruptcy Code, the Federal Bankruptcy Act, the Uniform Fraudulent Conveyances Act, any state or federal act or the ruling of any court.

    "BCTC, 94" means BCTC 94, Inc., a Delaware corporation, which is the Special Limited Partner of the Partnership.

    "Book Depreciation" has the meaning set forth in Section 11.12C.

    "Book Profits and Losses" means the Taxable Income or Tax Losses of the Partnership, adjusted for purposes of determining and maintaining the Partners' Capital Accounts as provided in Section 11.12.

    "Boston Capital" means Boston Capital Partners, Inc., a
Massachusetts corporation.

    "Boston Capital Loan" means that certain loan in the amount of $306,551 made by the Investment Partnership to the Partnership as evidenced by a Demand Promissory Note dated December 15, 1995 and the Loan and Security Agreement dated as of December 15, 1995, between the Partnership and the Investment Partnership and secured by that certain Guaranty dated as of December 15, 1995, from Tevis Margolis and Robert Margolis in favor of the Investment Partnership.

    "Breakeven Confirmation" means the date upon which the Investment Partnership receives a copy of the federal income tax return of the Partnership for the Partnership fiscal year in which the Breakeven Point shall have occurred.

    "Breakeven Point" means the first time at which, as certified by the General Partner to the Investment Partnership in writing together with a statement fully disclosing the basis therefor and the manner of calculation thereof there have been three (3) consecutive full calendar months of Partnership operation occurring after the later to occur of (i) the Admission Date or (ii) Final Closing during which the rental income (including any government subsidies) of the Partnership actually received on a cash basis (excluding prepaid rent) for each of such three (3) months shall have exceeded all the Partnership's operating expenses for such month on an accrual basis (including, but not limited to, (a) all operational costs and expenses, (b) all items payable in connection with any mortgage, and (c) the funding of any reserves required by the Permanent Lender or Agency and/or pursuant to the terms of this Agreement), except for depreciation, amortization and other non-cash charges, distributions of Cash Flow and Capital Transaction proceeds to the Partners and the fees payable pursuant to this Agreement. If free rent or other rental concessions shall have been granted to tenants, the calculation of income pursuant to the preceding sentence shall be adjusted so that the effect of such concessions is amortized equally over the term of all leases (excluding renewal periods) to which it applies. For purposes of the foregoing, expenses shall (i) include monthly payments of principal and interest in the amount specified in any mortgage regardless of any forbearance thereof, (ii) include a ratable portion of the annual amount (as estimated by the General Partner) of those seasonal expenses (such as utilities and maintenance expense) which might reasonably be expected to be incurred on an unequal basis during a full annual period of operation, and (iii) be adjusted, if necessary, so that the expenses of real estate taxes and insurance are based on the General Partner's estimate of the full value of the Apartment Complex after completion of construction.

    "Capital Account" means the capital account of a Partner as described in Section 11.12.

    "Capital Contribution" with respect to any Partner, means the total amount of money and the initial Gross Asset Value of any property (other than money) contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Interest of such Partner.

    "Capital Transaction" means the sale, exchange or disposition (other than leasing in the ordinary course of business) of any Partnership property that is not in the ordinary course of business, or casualty damage to or condemnation of any Partnership property, or any substantial interest therein or portion thereof.

    "Carryover Certification" means the date upon which the Investment Partnership shall have received, in a form and in substance satisfactory to the Investment Partnership, the certification of the Accountants that as of a date no later than December 31, 1995, the Partnership had incurred capitalizable costs with respect to the Apartment Complex of at least ten percent (10%) of the Partnership's reasonably expected basis in the Apartment Complex as of December 31, 1997, so that each building in the Apartment Complex constitutes a "qualified building" for the purposes of
Section 42(h)(1)(E)(ii) of the Code.

    "Cash Flow" means, with respect to any year or other applicable period, (a) all Revenues received by the Partnership during such period, plus (b) any amounts which the General Partner, with the Consent of BCTC 94, and subject to the approval of the Lender, if required, releases from the Reserve Account as being no longer necessary to hold as part of the Reserve Account, less (i) all operating expenses and obligations of the Partnership paid or payable (on a thirty-day current basis) during the applicable period, including without limitation escrow deposits for taxes and insurance, maintenance and repairs, (ii) all sums due or currently required to be paid under the terms of the Permanent Loan or any other third-party indebtedness of the Partnership, and (iii) all amounts from Revenues, if any, added or required to be added to the Reserve Account during such period. In no event will deductions in determining Cash Flow pursuant to clauses (i) and (ii) above include payments made on account of: the Asset Management Fee, amounts due on any Subordinated Loans, the Incentive Partnership Management Fee, and/or the Deferred Development Fee.

    Cash Flow shall be determined separately for each fiscal year and shall not be cumulative.

    "Certificate" means the Certificate of Limited Partnership dated
August 1, 1994 and filed with the Maryland State Department of Assessments and Taxation on August 2, 1994, or any certificate of limited partnership or any other instrument or document which is required under the law of the State to be signed and sworn to by the Partners of the Partnership and filed in the appropriate public offices within the State to perfect or maintain the Partnership as a limited partnership under the laws of the State, to effect the admission, withdrawal or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding provision or provisions of succeeding law.

    "Compliance Period" has the meaning ascribed to such term in Section 42 of the Code.

    "Consent" means the prior written consent or approval of BCTC 94 and/or the Investment Partnership and/or any other Partner, as the context may require, to do the act or thing for which the consent is solicited.

    "Contractor" means Unit Services, Inc., a Maryland corporation, in its capacity as the general construction contractor for the Apartment Complex.

    "Construction Contract" means that certain Construction Contract Agreement dated December 13, 1995 in the amount of $144,000.00 (including all exhibits and attachments thereto) entered into between the Partnership and the Contractor pursuant to which the Apartment Complex is being rehabilitated.

    "Cost Certification" means the date upon which each Limited Partner shall have received the written certification of the Accountants, in a form and in substance satisfactory to Boston Capital, as to the itemized amounts of the construction and development costs of the Apartment Complex and the Eligible Basis and Applicable Percentage (in each case, as defined in Section 42(d) of the Code), pertaining to each building in the Apartment Complex.

    "Counsel" or "Counsel for the Partnership" shall mean Law Offices of William H. Holden, Jr. or such other attorney or law firm upon which the Investment Partnership and the General Partner shall agree; provided, however, that if any section of this Agreement either (i) designates particular counsel for the purpose described therein, or (ii) provides that counsel for the purpose described therein shall be chosen by another method or by another Person, then such designation or provision shall prevail over this general definition.

    "Credit Recovery Loans" has the meaning set forth in Section
5.01(d)(iii).

    "Credit Shortfall" means the amount by which the Actual Credit is less than the Projected Credit (or Revised Projected Credit) for any year or portion thereof.

    "Debt Service" means scheduled principal and interest payments on indebtedness under the Permanent Loan.

    "Developer" means R.T.M., Inc., a Maryland corporation.

    "Deferred Development Fee" means any portion of the Development Fee not actually paid to and received by the Developer from the Installments, the payment of which is deferred and payable only in accordance with Sections 5.01(a), 11.03(A)(b) and 11.04(A)(a) hereof.

    "Development Fee" means the fee payable by the Partnership to the Developer pursuant to Section 8.10 of this Agreement.

    "Development Sources" means the aggregate of: (a) the proceeds of the Permanent Loan; (b) the Capital Contributions of the General Partner, as set forth in Section 5.01(a) of this Agreement; (c) not more than $306,561 of the Capital Contributions of the Investment Partnership to the Partnership; and (d) any rental income of the Partnership for the period prior to Final Closing.

    "Distributable Proceeds from Capital Transactions" means the excess of all cash receipts and other consideration arising from the sale or other disposition of all or any portion of the Apartment Complex or any proceeds realized from condemnation, casualty, or title defect, but excluding proceeds, if any, from rental interruption insurance or a temporary condemnation in the nature of a lease, over the sum of the following, to the extent paid out of such cash receipts or other consideration: (i) the amount of cash disbursed or to be disbursed in connection with or as an expense of such sale or other disposition, (ii) the amount necessary for the payment of all debts and obligations of the Partnership arising from or otherwise related to such sale or other disposition or to which the Apartment Complex is subject and which are otherwise then due (other than debts and obligations owed to the Partners and their Affiliates, which shall be satisfied in the order set forth in Section 11.04), and (iii) any amounts set aside by the General Partner for reserves which the General Partner deems reasonably necessary for contingent, unmatured or unforeseen liabilities of the Partnership.

    "Distributable Proceeds from Refinancings" means the excess of the gross proceeds of any borrowing by the Partnership over the sum of the following, to the extent paid out of such gross proceeds: (i) any amounts disbursed to repay then existing loans of the Partnership and to pay and provide for all debts and obligations of the Partnership then to be paid or which are otherwise then due (other than debts and obligations owed to the Partners and their Affiliates, which shall be satisfied in the order set forth in Section 11.04), (ii) all reasonable expenses of such borrowings, including, without limitation, all commitment fees, brokers' commissions, and attorneys' fees, (iii) all amounts paid to improve the Apartment Complex or for any other purpose in order to satisfy conditions to or established in connection with such borrowings, and (iv) any amounts used to meet the operating expenses of the Apartment Complex or set aside by the General Partner for reserves which the General Partner deems reasonably necessary for contingent, unmatured, or unforeseen liabilities of the Partnership.

    "Eligible Basis" has the meaning given to it in Section 42(b) of the Code.

    "Excess Development Costs" means all funds in excess of the Development Sources which are required to (i) complete rehabilitation of the Apartment Complex, including paying any final cost overruns and the cost of any change orders which have been approved by the Permanent Lender and which are not funded from Development Sources, (ii) achieve Substantial Completion, (iii) achieve Final Closing and satisfy any escrow deposit requirements which are conditions to the Final Closing, including without limitation, any amounts necessary for local taxes, utilities, insurance premiums and other amounts which are required (provided, however, that if any such deposits are made by the General Partner and the funds, or any portion thereof, subsequently are released from such deposit, the funds so released shall be paid to the General Partner), (iv) pay any applicable loan assessment fees, discounts or other costs and expenses incurred by the Partnership as a result of the occurrence of the Final Closing, (v) make the required deposit of $12,408 (less any withdrawals authorized by FmHA) into the Reserve Account for Replacements, and (vi) pay any Operating Deficits incurred by the Partnership prior to the occurrence of Breakeven Point.

    "Extended Use Agreement" means the Declaration of Land Use
Restrictive Covenants, which is intended to meet the definition of a "long term commitment to low-income housing" as required by Section 42(h)(b) of the Code and the requirements of the Agency's Low-Income Housing Tax Credit Program.

    "FmHA means the United States of America, acting through the Farmers Home Administration, now known as Rural Economic and Community Development acting on behalf of the Rural Housing Services, as maker of the Permanent Loan.

    "Final Closing" means the occurrence of the funding and closing of a Permanent Loan .

    "40-60 Set-Aside Test" means the Minimum Set-Aside Test whereby at least 40% of the units in the Apartment Complex must be occupied by individuals, with incomes of 60% or less of area median income, as adjusted for family size.

    "General Partner" means R.T.M. Limited Partnership a Maryland limited partnership, and any other Person or entity admitted as a general partner pursuant to this Agreement, and their respective successors pursuant to this Agreement, including particularly the provisions of Section 6.03 and 8.13.

    "General Partner's Special Capital Contribution" has the meaning ascribed to such term in Section 5.01 of this Agreement.

    "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as adjusted pursuant to Section 11.12B.

    "Incentive Partnership Management Fee" means the fee payable by the Partnership to the General Partner pursuant to Section 8.11 of this Agreement.

    "Initial 100% Occupancy Date" means the first date, after the completion of construction, upon which 100% of the apartment units in the Apartment Complex shall have been leased to, and occupied by, qualified tenants under executed Agency and/or FmHA approved leases, if any such approval is applicable.

    "Installment" means an Installment of the Investment Partnership's Capital Contribution paid or payable to the Partnership pursuant to Section 5.01.

    "Interest" or "Partnership Interest" means the ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement and of said Act. Such Interest of each Partner shall, except as otherwise specifically provided herein, be that percentage of the aggregate of such benefit or obligation specified by Section 5.01 as such Partner's Percentage Interest.

    "Invested Amount" means (i) as to the Investment Partnership, an amount equal to the paid-in Capital Contribution of the Investment Partnership divided by .73 and (ii) as to any other Partner, an amount equal to its paid-in Capital Contribution.

    "Investment Partnership" means Boston Capital Tax Credit Fund IV
L.P. (Series 25) a Delaware limited partnership, which is a Limited Partner of the Partnership.

    "Land" means that certain 2.88 acre parcel of land located on Linden Avenue in Pocomoke City, Worcester County, Maryland, and more fully described in the Permanent Mortgage, upon which the Apartment Complex is located.

    "Limited Partner(s)" means the Investment Partnership and/or BCTC 94, or any other Limited Partner in such Person's capacity as a limited partner of the Partnership.

    "Liquidator" means the General Partner or, if there are none at the time in question, such other Person who may be appointed in accordance with applicable law and who shall be responsible for taking all action necessary or appropriate to wind up the affairs of, and distribute the assets of, the Partnership upon its dissolution.

    "Low-Income Housing Tax Credit" means the low-income housing tax credit allowed for low-income housing projects pursuant to Section 42 of the Code.

    "Management Agent" means HAI Management, Inc., or such other property management company acceptable to BCTC 94.

    "Management Agreement" means the agreement between the Partnership and the Management Agent providing for the management of the Apartment Complex.

    "Minimum Gain" means the amount determined by computing, with respect to each non-recourse liability of the Partnership, the amount of Taxable Income, if any, that would be realized by the Partnership if it disposed of (in a taxable transaction) the property subject to such liability in full satisfaction thereof, and by then aggregating the amounts so computed, in accordance with Treasury Regulation 1.704-2(d). For purposes of determining the amount of such Taxable Income with respect to a liability, the adjusted basis, for federal income tax purposes, of the asset subject to the liability shall be allocated among all the liabilities that the asset secures in the manner set forth in Treasury Regulation 1.704-2(d)(2) (or successor provisions). If Partnership property subject to one or more non-recourse liabilities of the Partnership is, under Treasury Regulation 1.704-1(b)(2)(iv)(d),(f), or (r), properly reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of such property, then the determination of Minimum Gain shall be made with reference to such book value.

    "Minimum Set-Aside Test" means the set-aside test selected by the Partnership pursuant to Section 42(g) of the Code with respect to the percentage of units in its Apartment Complex to be occupied by tenants with incomes equal to no more than a certain percentage of area median income. The Partnership has selected or will select the 40-60 Set-Aside Test as the Minimum Set-Aside Test.

    "Net Capital Contribution" means an amount equal to a Partner's paid-in Capital Contribution, less the aggregate amount of cash distributions, if any, made to such Partner hereunder.

    "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(c) of the Treasury Regulations. The amount of Nonrecourse Deductions for a Fiscal Year of the Partnership equals the net increase, if any, in the amount of Minimum Gain during that Fiscal Year, determined according to the provisions of Treasury Regulation Section 1.704-2(c).

    "Notice" means a writing containing the information required by this Agreement to be communicated to a Partner and sent by registered or certified mail, postage prepaid, return receipt requested, to such Partner at the last known address of such Partner, the date of registry thereof or the date of the certification receipt therefor being deemed the date of such Notice; provided, however, that any written communication containing such information sent to such Partner actually received by such Partner shall constitute Notice for all purposes of this agreement.

    "Operating Deficit" means the amount by which the income of the Partnership from rental payments made by tenants of the Apartment Complex and all other income of the Partnership, including unrestricted earnings on reserve or escrow funds (other than proceeds of any loans to the Partnership and investment earnings on funds on deposit in the Reserve Account for a particular period of time, is exceeded by the sum of all the operating expenses, including all Debt Service payments, operating and maintenance expenses, deposits into the Reserve Account, the Permanent Lender's fee payments, and all other Partnership obligations or expenditures, excluding payments for rehabilitation of the Apartment Complex and fees and other expenses and obligations of the Partnership to be paid from the Capital Contributions of the Investment Partnership to the Partnership pursuant to this Agreement, during the same period of time, but excluding any fees payable from Cash Flow.

    "Operating Deficit Loan" means a loan made pursuant to Section
8.09(b).

         "Partner" means any General Partner or any Limited Partner.

    "Partner Nonrecourse Debt Minimum Gain" has the meaning attributed to "partner loan nonrecourse debt minimum gain" in Treasury Regulation 1.704-2(i)(3).

    "Partner Loan Nonrecourse Deductions" means any deductions of the Partnership that are attributable to a nonrecourse liability for which a Partner bears the risk of loss within the meaning of Treasury Regulation
Section 1.704-2(i).

    "Partnership" means Mokapoke Limited Partnership.

    "Partnership Agreement" means this Amended and Restated Agreement of Limited Partnership, as amended from time to time.

    "Percentage Interest" means the percentage Interest of each Partner as set forth in Section 5.01.

    "Permanent Lender" means FmHA

    "Permanent Loan Documents" means those certain documents evidencing the Permanent Loan including, but not limited to, the Assumption Agreement dated December 14, 1995, pursuant to which the Partnership assumed the Promissory Note in the principal amount of $1,203,600 dated December 10, 1986 from Pocomoke City Limited Partnership ("Pocomoke") to the Permanent Lender and the Real Estate Mortgage from Pocomoke to the Permanent Lender dated December 10, 1986; the two (2) Loan Agreements dated September 7, 1995 between the Partnership and the Permanent Lender; the Promissory Note in the principal amount of $37,150 dated December 14, 1995 from the Partnership to the Permanent Lender; and two (2) Interest credit and Rental Assistance Agreements dated December 14, 1995 between the Partnership and the Permanent Lender.

    "Permanent Mortgage" means collectively (i) that certain Real Estate Mortgage dated December 10, 1986 executed and delivered by Pocomoke to the Permanent Lender and recorded in the Land Records, Worcester County, Maryland in Book 1266, Volume 297 and assumed by the Partnership pursuant to the Assumption Agreement between the Partnership and the Permanent Lender at the Final Closing and (ii) that certain Partnership Real Estate Mortgage for Maryland dated December 14, 1995, executed and delivered by the Partnership to the Permanent Lender at the Final Closing and recorded in the Land Records, Worcester County, Maryland, constituting a first lien on the Apartment Complex and securing the Permanent Loan.

    "Permanent Mortgage Amount" means the principal amount of the Permanent Loan outstanding at the Final Closing, before any reduction resulting from repayment(s) of principal thereof.

    "Permanent Loan" means that certain permanent mortgage loan made by the Permanent Lender to the Partnership in the aggregate amount of $1,232,276 consisting of (i) the permanent mortgage loan in the principal amount of $1,203,000 made by the Permanent Lender to Pocomoke on December 10, 1986, and assumed by the Partnership on December 14, 1995, and (ii) the permanent mortgage loan in the principal amount of $37,170 made by the Permanent Lender to the Partnership on December 14, 1995.

    "Person" means any individual, partnership, corporation, trust or other entity.

    "Project Documents" means and includes the Permanent Loan Documents, the Regulatory Agreement, if any, Extended Use Agreement, the Management Agreement, the Rental Assistance Agreement, and all other instruments delivered to (or required by) the Permanent Lender or the Agency and all other documents relating to the Apartment Complex and by which the Partnership is bound, as amended or supplemented from time to time.

    "Projected Credit" means Low-Income Housing Tax Credits in the amount of $58,643 for 1996, $78,190 per year for each of the years 1997 through 2005, and $19,548 for 2006, which the General Partner has projected to be the total amount of the Tax Credits which will be allocated to the Investment Partnership by the Partnership, constituting ninety-nine percent (99%) of the Tax Credits which are projected to be available to the Partnership; provided, however, that if the Actual Credit for 1996 is greater than (or less than) $58,643, the Projected Credit for the year 2006 shall be reduced (increased) by an amount equal to the amount by which the Actual Credit for 1996 exceeds (or is less than) $58,643.

    "Regulatory Agreement" means the Regulatory Agreement, if any, to be entered into between the Partnership and the Agency setting forth certain terms and conditions under which the Apartment Complex is to be operated.

    "Rent Restriction Test" means the test pursuant to Section 42 of the Code whereby the gross rent charged to tenants of the low-income units in the Apartment Complex cannot exceed 30% of the qualifying income levels of those units.

    "Rental Assistance Agreement" means the Rental Assistance Agreement entered into be and between the Partnership and the Permanent Lender effective as of December 1, 1995, as it may be amended from time to time and any successor agreement.

    "Reserve Account" means the reserve fund for replacements with respect to the Apartment Complex as established pursuant to the provisions of Section 5(a) of the Loan Agreement between the Partnership and the Permanent Lender and Section 8.18(a) of this Agreement.

    "Revenues" means all cash receipts of the Partnership during any period except for Capital Contributions, proceeds from the liquidation, sale or refinancing of Partnership property or of a Capital Transaction, or the proceeds of any loan to the Partnership.

    "Revised Projected Credit" has the meaning set forth in Section
5.01(d)(i).

    "Share of Minimum Gain" means for each Partner, the excess of (1) the sum of (a) the aggregate Non-Recourse Deductions allocated to such Partner (and such Partner's predecessors in interest) up to that time and
(b) the aggregate distributions to such Partner (and such Partner's predecessors in interest) up to that time of proceeds of a non-recourse liability that are allocable to an increase in Partnership Minimum Gain over
(2) the sum of (a) such Partner's (and such Partner's predecessors' in interest) aggregate share of the net decrease in Partnership Minimum Gain up to that time and (b) such Partner's (and such Partner's predecessors' in interest) aggregate share of the decreases up to that time in Partnership Minimum Gain resulting from revaluations of Partnership Property subject to one or more non-recourse liabilities of the Partnership, as more fully set forth in Treasury Regulation 1.704-2(g).

    "State" means the State of Maryland.

    "State Designation" means, with respect to the Apartment Complex, the final allocation by the Agency of Low-Income Housing Tax Credits, as evidenced by the receipt by the Partnership of IRS Form 8609 executed by the Agency as to all buildings in the Apartment Complex. In the event that State Designation is anticipated to occur more than 60 days after the Agency's receipt of Cost Certification, then, for purposes of Section 5.01(c) hereof, State Designation shall mean evidence of the Agency's receipt of Cost Certification, provided that the Partnership has received a valid Carryover Allocation of 1995 Tax Credits which remains in full force and effect.

    "Subordinated Loan" means any loan made by the General Partner to the Partnership pursuant to Section 8.17.

    "Substantial Completion" means the date upon which the rehabilitation of the Apartment Complex has been completed as evidenced by the approval of the State Architect from the Permanent Lender and the receipt by the Partnership of all necessary certificates of occupancy from the applicable governmental jurisdiction(s) or authority(ies) for one hundred percent (100%) of the single family dwelling units in the Apartment Complex; provided, however, that Substantial Completion shall not be deemed to have occurred if on such date any liens or other encumbrances as to title to the Land and the Apartment Complex exist, other than those securing the Permanent Loan and/or those Consented to by the Investment Partnership.

    "Substitute Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.03.

    "Syndication Expenses" means all expenditures classified as syndication expenses pursuant to Treasury Regulation Section 1.709-2(B). Syndication Expenses shall be taken into account in determining and maintaining Capital Accounts pursuant to Section 11.12 of this Agreement at the time they would be taken into account under the Partnership's method of accounting if they were deductible expenses.

    "Taxable Income" and "Tax Losses" means the Partnership's taxable income or tax losses, respectively, for each fiscal year (or part thereof) as determined for federal income tax purposes, including, where the context requires, all items of income, gain, loss, deduction and credit which enter into the computation thereof.

    "Tax Credit" means the Low-Income Housing Tax Credit.

    "Tax Credit Set Aside" means the date upon which the Partnership received a carryover allocation of Tax Credits for a year no earlier than 1995, meeting the requirements of Section 42(b)(1)(E) of the Code and Treasury Regulations for an allocation of Tax Credit for the building(s) constituting the Apartment Complex in an annual dollar amount of not less than $78,980, which carryover allocation shall not have been revoked prior to the date on which the First Installment is paid. The Tax Credit Set Aside for the Partnership was issued by the Agency through a Carryover Allocation Agreement between the Agency and the Partnership dated December 21, 1995.

ARTICLE III
PURPOSE AND BUSINESS OF THE PARTNERSHIP

    3.01. Purpose of the Partnership. The Partnership has been organized principally to acquire, finance, rehabilitate, own, maintain, operate and sell or otherwise dispose of the Apartment Complex, in order to obtain long-term appreciation, cash income, Tax Credits and tax losses.

    3.02. Authority of the Partnership. In order to carry out its purpose, the Partnership is empowered and authorized to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of its purpose, and for the protection and benefit of the Partnership, including but not limited to the following:

    (a) acquire ownership of the Land and the Apartment Complex thereon;

    (b) rehabilitate, operate, maintain, improve, buy, own, sell, convey, assign, mortgage, rent or lease any real estate and any personal property necessary to the operation of the Apartment Complex;

    (c) provide housing, subject to the Minimum Set-Aside Test and the Rent Restriction Test and consistent with the requirements of the Project Documents so long as any Project Documents remain(s) in force;

    (d) enter into any kind of activity, and perform and carry out contracts of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the Partnership;

    (e) borrow money and issue evidences of indebtedness in furtherance of the Partnership business and secure any such indebtedness by mortgage, pledge, or other lien;

    (f) maintain and operate the Apartment Complex, including hiring the Management Agent (which Management Agent may be any of the Partners or an Affiliate thereof) and entering into any agreement for the management of the Apartment Complex during its rent-up and after its rent-up period;

    (g)  subject to the approval of the Agency and/or the Permanent
Lender, if required, and to other limitations expressly set forth elsewhere in this Agreement, negotiate for and conclude agreements for the sale, exchange, lease or other disposition of all or substantially all of the property of the Partnership, or for the refinancing of any mortgage loan on the property of the Partnership;

    (h) enter into the Permanent Loan Documents with the Lender and grant the Permanent Mortgage, enter into the Permanent Loan and all other documents required by the Permanent Lender with respect to the Permanent Loan, and the [Regulatory Agreement] with the Agency, providing for regulations with respect to rents, profits, dividends and the disposition of the Apartment Complex and the long-term use of the Apartment Complex for low-income housing;

    (i) rent dwelling units in the Apartment Complex from time to time, in accordance with the provisions of the Code applicable to Low-Income Housing Tax Credits and in accordance with applicable federal, state and local regulations and the requirements of the Rental Assistant Agreement, collecting the rents therefrom, paying the expenses incurred in connection with the Apartment Complex, and distributing the net proceeds to the Partners, subject to any requirements which may be imposed by the [Regulatory Agreement] and the Permanent Loan Documents; and

    (j) do any and all other acts and things necessary or proper in furtherance of the Partnership business.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS;
DUTIES AND OBLIGATIONS

    4.01. Representations, Warranties and Covenants Relating to the Apartment Complex and the Partnership. As of the date hereof, the General Partner hereby represents, warrants and covenants to the Partnership and to the Partners that:

    (a) the rehabilitation of the Apartment Complex has begun and shall be completed in a timely and workmanlike manner in accordance with (i) all applicable requirements of the Construction Contract and the Project Documents, (ii) all applicable requirements of the Permanent Lender and all appropriate governmental entities, and (iii) the scope of the rehabilitation work for the Apartment Complex that have been or shall be hereafter approved by the Permanent Lender and any applicable governmental entities, as such Scope of Work may be changed from time to time with the approval of the Permanent Lender and any applicable governmental entities, if such approval shall be required;

    (b) at the Final Closing and as of the date hereof, the Land was, and is properly zoned for the Apartment Complex, all consents, permissions and licenses required by all applicable governmental entities have been obtained, and the Apartment Complex conformed and conforms to all applicable federal, state and local land use, zoning, subdivision, environmental and other governmental laws and regulations;

    (c) all appropriate public utilities, including sanitary and storm sewers, water, gas and electricity, are currently available to the Land and located at the boundaries of the Land in public ways and are operating properly for all units in the Apartment Complex and all roads necessary for the full utilization of the Apartment Complex for its intended purposes have been completed and the necessary rights of way thereof have been acquired by the appropriate governmental authority exercising jurisdiction thereon or have been dedicated to public use and accepted by such governmental authority;

    (d) at Final Closing and as of the date hereof, good and marketable fee simple title to the Apartment Complex was and is held by the Partnership, and an owner's and lender's title insurance policy (1992 ALTA Form Loan Policy and 1992 ALTA Form Owner Policy, respectively) of a financially responsible institution acceptable to the Permanent Lender and to BCTC 94 were issued to the Partnership and the Permanent Lender, respectively, insuring their respective interests as owner and lender, and,
(i) in the case of the Partnership, in the amount of the replacement cost of the Apartment Complex, which amount shall not be less than the aggregate of the Capital Contributions of the General Partner and the Investment Partnership and (ii) in the case of the Permanent Lender, in the original principal amount of its Permanent Loan, which title policies shall remain in full force and effect, shall contain such affirmative coverage and endorsements as BCTC 94 and the Permanent Lender shall reasonably require, including without limitation, a non-imputation endorsement in favor of the Investment Partnership and BCTC 94 shall have deleted therefrom the standard exceptions for surveys and mechanics' liens, and shall be subject only to the Permanent Mortgage and such easements, covenants, restrictions and such other matters as are acceptable to BCTC 94 and the Permanent Lender;

    (e) the General Partner is not aware of any default under any agreement, contract, lease, or other commitment, or of any claim, demand, litigation, proceedings or governmental investigation pending or threatened against it, the Apartment Complex or the Partnership, or related to the business or assets of the Partnership or of the Apartment Complex, which claim, demand, litigation, proceeding or governmental investigation could result in any judgment, order, decree, or settlement which would materially and adversely affect the business or assets of the Partnership, the General Partner, or of the Apartment Complex;

    (f) except for the commitment fees paid to the Permanent Lender, neither the General Partner nor any Affiliate of the General Partner or the Partnership, has entered, or shall enter, into any agreement or contract for the payment of any Permanent Loan discounts, additional interest, yield maintenance or other interest charges or financing fees or any agreement providing for the guarantee of payment of any such interest charges or financing fees relating to the Permanent Loan;

    (g) the execution of this Agreement, the incurrence of the obligations set forth in this Agreement, and the consummation of the transactions contemplated by this Agreement do not violate any provision of law, any order, judgment or decree of any court binding on the Partnership, the General Partner or either of them or their Affiliates, any provision of any indenture, agreement, or other instrument to which the Partnership or they or either of them is a party or by which the Partnership or the Apartment Complex is affected, and is not in conflict with, and will not result in a breach of or constitute a default under any such indenture, agreement, or other instrument or result in creating or imposing any lien, charge, or encumbrance of any nature whatsoever upon the Apartment Complex;

    (h) the Construction Contract has been entered into between the Partnership and the Contractor; no other consideration or fee shall be paid to the Contractor, in its capacity as the Contractor, other than the amounts set forth in the Construction Contract or as evidenced by change orders approved by the Permanent Lender or as otherwise disclosed in writing to and approved by the Investment Partnership; and all change orders that have been submitted to date have been paid in full;

    (i) neither the General Partner nor the Partnership has incurred any financial responsibility with respect to the Apartment Complex prior to the date of execution of this Agreement, other than that disclosed to the Investment Partnership;

    (j) at the time of Final Closing, at the time of execution of this Agreement, and at Substantial Completion, the Partnership was, is and will continue to be a valid limited partnership, duly organized under the laws of the State, had, has and shall continue to have full power and authority to acquire the Land and to construct, develop, operate and maintain the Apartment Complex in accordance with the terms of this Agreement, and has taken and shall continue to take all action under the laws of the State and any other applicable jurisdiction that is necessary to protect the limited liability of the Limited Partners and to enable the Partnership to engage in its business;

    (k) no restrictions on the sale or refinancing of the Apartment Complex, other than the restrictions set forth in the the Permanent Loan Documents, in the Regulatory Agreement, Extended Use Agreement, and as set forth in this Agreement, exist as of the date hereof, and no such restrictions shall, at any time while the Investment Partnership is a Limited Partner, be placed upon the sale or refinancing of the Apartment Complex;

    (l) the Apartment Complex is being developed in a manner which satisfies, and shall continue to satisfy, all restrictions, including tenant income and rent restrictions, applicable to projects generating Low-Income Housing Tax Credits under Section 42 of the Code;

    (m) the Projected Credits are $58,643 for 1996 and $78,190 per year of Low-Income Housing Tax Credits for each of the years 1997 through 2005 and $19,548 for 2006; provided, however, that if the Actual Credit for 1996 is greater than (or less than) $58,643 the Projected Credit for the year 2006 shall be reduced (increased) by an amount equal to the amount by which the Actual Credit for 1996 exceeds (or is less than) $58,643;

    (n)  the General Partner has obtained from the Agency, dated
December 21, 1995, a duly authorized, valid and binding carryover allocation of Low-Income Housing Tax Credits as to the Apartment Complex in an amount not less than $78,980 per year;

    (o) the Partnership will satisfy all conditions to the Agency's allocation of Tax Credits set forth in the Carryover Allocation dated December 21, 1995 and all exhibits thereto and all other documents entered into with the Agency, within the time periods specified and in each case to the extent required to be satisfied as of the date hereof, and is in full compliance with the Agency's requirements;

    (p) after due inquiry, at the time of the execution of this Agreement, the General Partner has fully complied with all applicable material provisions and requirements of any and all purchase and/or lease agreements, loan agreements, Project Documents and other agreements with respect to the acquisition, development, financing, construction and operation of the Apartment Complex; it shall take, and/or cause the Partnership to take, all actions as shall be necessary to achieve and maintain continued compliance with the provisions, and fulfill all applicable requirements, of such agreements;

    (q) the obligations of the General Partner will be guaranteed by Tevis Margolis.

    (r)  the Partnership has received from the Internal Revenue
Service a waiver of the ten year hold requirement pursuant to Section 42(d)(b)(A) of the Code;

    (s)  The Partnership has received approval from the U.S.
Department of Housing and Urban Development and any state or local agency (if required) for the transfer of physical assets from Pocomoke to the Partnership;

    (t) the General Partner shall cause the Partnership to incur within a 24-month period, expenditures equal to at least the greater of (i) $3,000 per residential unit or (ii) 10% of the unadjusted basis of the buildings in the Apartment Complex.

    (u) the Partnership has received subsidy layering approval, if required, from the U.S. Department of Housing and Urban Development or the Agency.

    4.02. Duties and Obligations Relating to the Apartment Complex and the Partnership. The General Partner shall have the following duties and obligations with respect to the Apartment Complex and the Partnership:

    (a) all requirements shall be met which are necessary to obtain or achieve (i) compliance with the Minimum Set-Aside Test, the Rent Restriction Test, and any other requirements necessary for the Apartment Complex to initially qualify, and to continue to qualify, for Tax Credits, including all requirements set forth in the [Regulatory Agreement], the Extended Use Agreement, (ii) issuance of all necessary certificates of occupancy, including all governmental approvals required to permit occupancy of all of the apartment units in the Apartment Complex, (iii) Substantial Completion and Final Closing, and (iv) compliance with all provisions of the Project Documents;

    (b) while conducting the business of the Partnership, the General Partner shall not act in any manner which it knows or should have known after due inquiry will (i) cause the termination of the Partnership for federal income tax purposes without the Consent of the Investment Partnership, or (ii) cause the Partnership to be treated for federal income tax purposes as an association taxable as a corporation;

    (c)  the Apartment Complex shall be managed upon Substantial
Completion so that (i) no less than eighty per cent (80%) of the gross income from the Apartment Complex in every year is rental income from dwelling units in the Apartment Complex used to provide living accommodations not on a transient basis, (ii) the rental of all units in the Apartment Complex (except for the property manager's unit) complies with the tenant income limitations and other restrictions under the Rent Restriction Test, the Rental Assistance Agreement and as set forth in the Regulatory Agreement and the Extended Use Agreement and all applicable documents entered into in connection with the Permanent Loan, and (iii) one hundred percent (100%) of the units in the Apartment Complex (except for the property manager's unit) are occupied or held for occupancy by individuals with incomes of sixty percent (60%) or less of area median income, as adjusted for family size;

    (d) the General Partner shall exercise good faith in all activities relating to the conduct of the business of the Partnership, including the development, operation and maintenance of the Apartment Complex, and shall take no action with respect to the business and property of the Partnership which is not reasonably related to the achievement of the purpose of the Partnership;

    (e) all of (i) the fixtures, maintenance supplies, tools, equipment and the like now and to be owned by the Partnership or to be appurtenant to, or to be used in the operation of the Apartment Complex, as well as (ii) the rents, revenues and profits earned from the operation of the Apartment Complex, will be free and clear of all security interests and encumbrances except for the Permanent Loan and the Permanent Mortgage, and any additional security agreements executed in connection therewith;

    (f) the General Partner will execute on behalf of the Partnership all documents necessary to elect, pursuant to Sections 732, 743 and 754 of the Code, to adjust the basis of the Partnership's property upon the request of the Investment Partnership, if, in the sole opinion of the Investment Partnership, such election would be advantageous to the Investment Partnership and any such elections (including elections made at the direction or with the consent of the Investment Partnership) shall not reduce the obligations of the General Partner pursuant to Section 5.01(d);

    (g) the General Partner guarantees the repayment by the Partnership of any Credit Recovery Loan from the Investment Partnership to the Partnership made pursuant to Section 5.01(d)(iii), and payment by the Partnership of the Development Fee pursuant to Section 8.10;

    (h) the General Partner shall comply and cause the Partnership to comply with the provisions of all applicable governmental and contractual obligations;

    (i) the General Partner shall be responsible for the payment of any fines or penalties imposed by the Agency or the Permanent Lender pursuant to the Project Documents and any documents executed in connection with obtaining Tax Credits (other than with respect to payments of principal or interest under the Permanent Loan from and after Final Closing) which are attributable to any action or inaction of it or its affiliates;

    (j) the General Partner shall promptly notify the Investment Partnership of any written or oral notice of (i) any default or failure of compliance with respect to the Permanent Loan or any other financial, contractual or governmental obligation of the Partnership or the General Partner (in the case of the General Partner, if such default or failure of compliance may have a material adverse impact on the Partnership or its operations), or (ii) any IRS proceeding regarding the Apartment Complex or the Partnership;

    (k) the General Partner shall, during and after the period in which it is a Partner, provide the Partnership with such information and sign such documents as are necessary for the Partnership to make timely, accurate and complete submissions of federal and state income tax returns;

    (l) within thirty (30) days following the Admission Date, the General Partner shall submit to Boston Capital evidence of the Partnership's engagement of Accountants, who have been approved by BCTC 94, to be responsible for the Partnership's audit and tax matter reporting obligations under Section 13.04 hereof.

    (m) the General Partner shall provide to BCTC 94, for its approval and Consent, prior to execution, a copy of the Extended Use Agreement to be entered into between the Partnership and the Agency, and the General Partner shall cause the Partnership to enter into and shall record the Extended Use Agreement no later than the end of the first taxable year in which the Tax Credit is claimed by the Investment Partnership.

    (n) the General Partner shall cause the Partnership to obtain and keep in force, during the term of the Partnership, comprehensive casualty insurance, including, but not limited to, fire and other risks generally included under "extended coverage" policies, workmen's compensation and public liability insurance in favor of the Partnership (i) with such companies and in such amounts as shall be satisfactory to the Permanent Lender and any Agency, or, if the Apartment Complex is no longer subject to Permanent Lender or Agency regulation or requirements, as shall be customary for apartment complexes similar to the Apartment Complex and (ii) in amounts which shall be (A) no less than those amounts which are customary in the area for apartment complexes similar to the Apartment Complex, (B) in the case of the "extended coverage" portion, no less than the full original replacement value of the Apartment Complex, (C) no less than such amounts as may be reasonably requested by the Investment Partnership and/or BCTC 94 from time to time, and (D) in any event, sufficient to prevent the Partnership from becoming a co-insurer under any such policies. No deductibles on such policies may exceed $1,000. The public liability insurance in favor of the Partnership shall be in an amount not less than $6,000,000. Through Substantial Completion, or such later date as may be required by the Permanent Lender or any Agency, the General Partner shall also cause the Partnership to obtain and keep in force a builder's risk policy in favor of the Partnership in an amount not less than the greater of
(i) the full replacement value of the Apartment Complex (excluding the value of the underlying land, the site utilities and the foundations) or (ii) such other amount as shall be required by any Agency or the Permanent Lender. Throughout the term of the Partnership, the General Partner shall provide copies of all such policies (or binders) to the Investment Partnership promptly after the General Partner's receipt thereof or upon request but no less frequently than annually. Upon the request of the Investment Partnership to the General Partner, the General Partner shall cause the applicable insurer to name the Investment Partnership as an "additional insured" on each Partnership insurance policy.

    (o) on or before the Admission Date, the General Partner shall provide to the Investment Partnership either (i) an appraisal of the Apartment Complex prepared by a competent independent appraiser or (ii) completed FmHA 1924-13 (estimate and certificate of actual cost) and 1930-7 (statement of budget, income and expense), or any successor FmHA form, any comparable form of a state or other governmental agency, including any applicable Tax Credit allocation agency, setting forth estimates with respect to rehabilitation and mortgage financing costs and initial rental income and operating expense figures for the Apartment Complex.

    (p) the General Partner shall cause the Partnership to elect promptly, to the extent permitted and in the manner prescribed by Permanent Lender, that all debt service payments made by the Partnership to Permanent Lender shall be applied first to interest determined at the stated rate set forth in the promissory note to Permanent Lender, all as provided under FmHA regulations and then to principal due under the Permanent Loan.

    (q)  the General Partner shall promptly request the  Permanent
Lender in writing that the Permanent Lender cause the Investment Partnership to be named as an "interested party" in the Permanent Loan Documents, so that the Permanent Lender will notify the Investment Partnership of any default or other problem under the Loan.

ARTICLE V
PARTNERS, PARTNERSHIP INTERESTS
AND OBLIGATIONS OF THE PARTNERSHIP

    5.01.     Partners, Capital Contributions and Partnership
Interests.

    (a) The General Partner, its principal addresses or places of business, its Capital Contribution and Percentage Interest is as follows:

              R.T.M. Limited Partnership         $69,904            1.0%

    In the event that the Partnership has not paid all or part of the Deferred Development Fee from the proceeds of Cash Flow or a Capital Transaction in accordance with Sections 11.03A(b) and 11.04A(a) herein, when the final payment is due pursuant to the Development Agreement and Section
8.10 hereof, the General Partner shall contribute to the Partnership an amount equal to any such remaining principal balance (the "General Partner's Special Capital Contribution") and the Partnership shall thereupon make a payment in an equal amount to pay off the principal balance due under the Development Agreement.

    (b)(i) The Investment Partnership, its principal office or place of business, its Capital Contribution and its Percentage Interest is as follows:

       Boston Capital Tax                                         98.99%
       Credit Fund IV L.P.                      $461,322 as more
                                          specifically set forth
      c/o Boston Capital                     in subparagraph (c)
      Partners, Inc.                           immediately below
      One Boston Place
      Boston, MA 02108

         (ii) The Special Limited Partner, its principal office or place of business, its Capital Contribution and its Percentage Interest is as follows:

      BCTC 94                               $ 10.00                 0.01%
      c/o Boston Capital
      Partners, Inc.
      One Boston Place
      Boston, MA 02108

    (c) Subject to the provisions of this Agreement, including without limitation, the provisions of Sections 5.01(d) and 5.03, the Investment Partnership shall be obligated to make Capital Contributions to the Partnership in the aggregate amount of $437,934 in four (4) installments (the "Installments"), which Installments shall be due and payable in cash by the Investment Partnership, solely from capital contributions of its investor limited partners to the Investment Partnership, within twenty-one
(21) days after the Investment Partnership shall have received evidence, reasonably satisfactory to it, of the occurrence of each of the conditions set forth below as to the applicable Installment, as follows:

    (i)  $306,551 on the latest to occur of (A) Tax Credit Set Aside,
(B) receipt by Boston Capital of approval by Reznick, Fedder
& Silverman of a compliance and of a minimum of 20% of the leases in the Project, (C) receipt by Boston Capital of an acceptable commitment of the Permanent Lender regarding the Permanent Loan, or (D) the Admission Date (the "First
Installment");

    (ii) $43,793 on the latest to occur of (A) Substantial Completion,
(B) Cost Certification, (C) receipt of an owner's title insurance policy satisfactory to BCTC 94, (D) receipt of an estoppel letter and consent to syndication from the Permanent
Lender in a form acceptable to BCTC 94, (E) compliance with reasonable due diligence recommendations, (F) receipt of payoff letter, in a form acceptable to BCTC 94, from the Contractor stating that all amounts payable to the Contractor have been paid in full and that the Partnership is not in default under the Construction Contract, (G) satisfaction of all of the conditions to the payment of the First Installment
(the "Second Installment");

    (iii) $78,828 on the latest to occur of (A) State Designation, (B) Initial 100% Occupancy Date, (C) Final Closing, (D) Breakeven
Point, or (E) satisfaction of all of the conditions to the payment of the First and Second Installments (the "Third
Installment"); and

    (iv) $8,757 on the later to occur of (A) Breakeven Confirmation or
(B) satisfaction of all conditions to the payment of the First, Second and Third Installments (the "Fourth
Installment").

As a condition precedent to each payment set forth above other than the First Installment, the General Partner shall give the Investment Partnership Notice in the form of a written certification that: (A) all conditions precedent to such Installment have been satisfied, (B) the representations, warranties and covenants given by the General Partner in Section 4.01(a) are valid and accurate, where still applicable, with respect to the General Partner, the Partnership and/or the Apartment Complex, as of the date of such certificate, and (C) to the best of its knowledge, after due inquiry, no condition exists which would, pursuant to Section 5.03, entitle the Investment Partnership to withhold the payment of such Installment. Based upon the giving of such Notice, such Installment shall be made on the due date therefor, or if such Notice is not timely given, then within ten (10) days after receipt of such Notice.

    The proceeds from the First and Second Installments, as necessary, shall be used by the Partnership to repay the outstanding balance on the Boston Capital Loan. The payment of the Second Installment shall be subject to the further conditions that the Boston Capital Loan shall have been funded and the General Partner shall have provided evidence satisfactory to the Investment Partnership that the full principal amount of the Boston Capital Loan, together with all accrued interest thereon, have been paid in full.

    (d) (i) Upon the occurrence of Cost Certification and State Designation, if ninety-nine percent (99%) of the aggregate amount of Tax
Credits: (A) for which the Partnership would be eligible with respect to the Apartment Complex based upon the Cost Certification, and/or (B) allocated by the Agency with respect to the Apartment Complex, is less than the aggregate amount of the Projected Credit (the "Allocation Differential"), then the Capital Contribution of the Investment Partnership shall be reduced by the Allocation Differential. Any such reduction in Capital Contribution shall be applied to reduce the Second Installment and if, and to the extent necessary, the Third Installment and if, and to the extent necessary, the Fourth Installment. If no further Installments are due to be paid, then the entire amount of such reduction shall be repaid by the Partnership to the Investment Partnership promptly after demand is made therefor. The General Partner is obligated to provide such funds to the Partnership as shall be necessary to cause the aforesaid payment to be made by the Partnership to the Investment Partnership. In the event that there is a reduction in Capital Contributions equal to the Allocation Differential, then the amount of the Projected Credit shall be reduced to so reflect, and thereafter shall be referred to as the "Revised Projected Credit".

         (ii) If at any time the Accountants determine that, for any fiscal year or portion thereof during the Partnership's operation, ending on the date five (5) years from and after the date of Substantial Completion (the "Reduction Period"), the Actual Credit for such fiscal year or portion thereof is less than the Projected Credit (or Revised Projected Credit) applicable to such fiscal year or portion thereof, then the Capital Contribution of the Investment Partnership shall be reduced by the Reduction Amount. The "Reduction Amount" shall be equal to the sum of (A) the Credit Shortfall multiplied by seventy percent (70%), and (B) the amount of any recapture, interest or penalty payable by the limited partners of the Investment Partnership (assuming pass through of all such liability in the year incurred and a tax rate equal to the maximum individual rate applicable in such year) as a result of the Credit Shortfall for such year. Any reduction in Capital Contribution shall first be applied to reduce the Installment next due to be paid by the Investment Partnership, and any portion of such reduction in excess of such Installment shall be applied to reduce succeeding Installments. If no further Installments are due to be paid, then the entire amount of such reduction shall be repaid by the Partnership to the Investment Partnership promptly after demand is made therefor. The General Partner is obligated to provide such funds to the Partnership as shall be necessary to cause the aforesaid payment to be made by the Partnership to the Investment Partnership.

         (iii) In the event that, for any reason, at any time after the Reduction Period, there is a Credit Shortfall with respect to any fiscal year during the Partnership's operation, the Investment Partnership shall be treated as having made a constructive advance to the Partnership with respect to such year (a "Credit Recovery Loan"), which shall be deemed to have been made on January 1 of such year, in an amount equal to the sum of
(A) the Credit Shortfall for such year, plus (B) the amount of any recapture, interest or penalty payable by the limited partners of the Investment Partnership (assuming pass-through of all such liability in the year incurred and a tax rate equal to the maximum individual rate applicable in such year) as a result of the Credit Shortfall for such year. Credit Recovery Loans shall be deemed to bear simple (not compounded) interest, from the respective dates on which such principal advances are deemed to have been made under this Section 5.01(d) (iii) at 9% per annum. Credit Recovery Loans shall be repayable by the Partnership as provided in Section 11.04(A)(b).

    (f)  Without the Consent of all of the Partners, no additional
Persons may be admitted as additional Limited Partners and Capital Contributions may be accepted only as and to the extent expressly provided for in this Article V.

    5.02. Return of Capital Contribution. Except as provided in this Agreement, no Partner shall be entitled to demand or receive the return of his Capital Contribution.

    5.03. Withholding of Capital Contribution Upon Default. In the event that: (a) the General Partner, or any successor General Partner shall not have substantially complied with any material provisions under this Agreement or the partnership agreement as to an Affiliated Limited Partnership, after Notice from the Investment Partnership of such noncompliance and failure to cure such noncompliance within a period of thirty (30) days from and after the date of such Notice, or (b) the Permanent Lender shall have declared the Partnership to be in default under the Permanent Loan or under any of the mortgage loans as to an Affiliated Partnership, or (c) foreclosure proceedings shall have been commenced against the Apartment Complex or against the apartment complex owned by an Affiliated Limited Partnership, then the Partnership and the Investment Partnership, at its sole election, may cause the withholding of payment of any Installment otherwise payable to the Partnership.

    All amounts so withheld by the Investment Partnership under this
Section 5.03 shall be promptly released to the Partnership only after the General Partners or the Partnership has cured the default justifying the withholding, as demonstrated by evidence reasonably acceptable to the Investment Partnership.

    5.04. Legal Opinions. (a) As a condition precedent to payment of the First Installment, the Investment Partnership shall have received the opinions of William H. Holden, Jr., Esq., counsel to the Partnership and to the General Partner, which opinions shall be in form and substance satisfactory to the Investment Partnership and shall explicitly state that Hinckley, Allen & Snyder, of Boston, Massachusetts, counsel to the Investment Partnership, may explicitly rely upon them.

    5.05.     Repurchase Obligation.

    (a) If (i) Substantial Completion has not occurred and/or the Apartment Complex is not placed in service by December 31, 1996; (ii) the Partnership has not received State Designation by December 31, 1996; (iii) Breakeven Point does not occur within 12 months from and after the occurrence of Substantial Completion; (iv) the Partnership fails to meet the Minimum Set-Aside Test and the Rent Restriction Test within 12 months of the date that the Apartment Complex is placed in service; (v) the Partnership fails to meet the Minimum Set-Aside Test and the Rent Restriction Test at any time within 60 months after initial achievement of the Minimum Set-Aside Test and the Rent Restriction Test; (vi) Final Closing has not occurred by June 30, 1996; (vii) an event of default described in Section 5.03(a), (b) and/or (c) shall exist and shall not have been cured within 30 days after the occurrence of such default; (viii) the buildings comprising the Apartment Complex are not placed in service prior to December 31, 1996; (ix) the General Partner fails to make Subordinated Loans as required by this Agreement; then the General Partner shall, within 30 days of the occurrence thereof, send to the Investment Partnership Notice of such event and of its obligation to purchase the Interest of the Investment Partnership hereunder and pay to the Investment Partnership the Invested Amount in the event the Investment Partnership in its sole discretion requires such purchase of its Interest. Thereafter, the General Partner, within 30 days of the mailing date of Notice by the Investment Partnership of such election, shall acquire the entire Interest of the Investment Partnership in the Partnership by making payment to the Investment Partnership, in cash, of an amount equal to the Invested Amount.

    (b) If the Permanent Lender and/or the Agency shall disapprove the Investment Partnership as a Partner hereunder within 180 days of its admission to the Partnership, then the Investment Partnership shall, effective as of such time (or such other time as may be specified by the Permanent Lender and/or the Agency in its disapproval), cease to be a Limited Partner. The General Partner shall, within 10 days of the effective date of such termination, purchase the Interest of the Investment Partnership in the Partnership and pay to the Investment Partnership an amount equal to its Net Capital Contribution.

    (c) Upon receipt by the Investment Partnership of any such payment of its Net Capital Contribution or the Invested Amount, as applicable, the Interest of the Investment Partnership shall terminate, the Investment Partnership shall execute, acknowledge and deliver such documents of assignment as the General Partner shall require and effectuate the termination or transfer of its Interest, and the General Partner shall indemnify and hold harmless the Investment Partnership from any losses, damages, and/or liabilities to which the Investment Partnership (as a result of its participation hereunder) may be subject, except as and to the extent of any losses, damages and/or liabilities arising from the Investment Partnership's own negligence, misconduct or fraud.

ARTICLE VI
CHANGES IN PARTNERS

    6.01.     Withdrawal of a General Partner.

    (a) A General Partner may withdraw from the Partnership or sell, transfer or assign its Interest as a General Partner only with the prior Consent of BCTC 94, and of the Permanent Lender, if required, and only after being given written approval by the necessary parties as provided in Section 6.02, and by the Permanent Lender, if required, of the General Partner to be substituted for it or to receive all or part of its Interest as General Partner.

    (b) In the event that a General Partner withdraws from the Partnership or sells, transfers or assigns its entire Interest pursuant to
Section 6.01(a), it shall be and shall remain liable for all obligations and liabilities incurred by him or it as General Partner before such withdrawal, sale, transfer or assignment shall have become effective, but shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time such withdrawal, sale, transfer or assignment shall have become effective.

    6.02.  Admission of a Successor or Additional General Partner.  A
Person shall be admitted as a General Partner of the Partnership only if the following terms and conditions are satisfied:

    (a) the withdrawal of any withdrawing General Partner and the admission of such Person shall have been Consented to by the remaining General Partner or its successors and the Investment Partnership, and Consented to, if required, by the Permanent Lender;

    (b) the successor or additional General Partner shall have accepted and agreed to be bound by (i) all the terms and provisions of this Agreement, by executing a counterpart hereof, and (ii) all the terms and provisions of the Permanent Loan Documents, by executing a counterpart thereof, and (iii) all the terms and provisions of such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and an amendment to this Agreement and/or the Certificate, as applicable, evidencing the admission of such Person as a General Partner shall have been filed and all other actions required by Section 1.05 in connection with such admission shall have been performed;

    (c) if the successor or additional Person is a corporation or a limited liability company, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of its authority to become a General Partner, to do business in the State and to be bound by the terms and provisions of this Agreement; and

    (d) counsel for the Partnership shall have rendered an opinion that the admission of the successor or additional General Partner is in conformity with the Act and that none of the actions taken in connection with the admission of the successor General Partner will cause the termination or dissolution of the Partnership or will cause it to be classified other than as a partnership for federal income tax purposes.

    6.03. Effect of Bankruptcy, Death, Withdrawal, Dissolution or Incompetence of a General Partner.

    (a) In the event of the Bankruptcy of a General Partner or the withdrawal, death or dissolution of a General Partner or an adjudication that a General Partner is incompetent (which term shall include, but not be limited to, insanity) the business of the Partnership shall be continued by the other General Partner, if any, (and the other General Partner, by execution of this Agreement, expressly so agrees to continue the business of the Partnership); provided, however, that if the withdrawn, Bankrupt, deceased, dissolved or incompetent General Partner is then the sole General Partner, unless the Investment Partnership within ninety (90) days after receiving Notice of such Bankruptcy, withdrawal, death, dissolution or adjudication of incompetence elects to designate a successor General Partner and continue the Partnership upon the admission of such successor General Partner to the Partnership, the Partnership shall be terminated.

    (b) Upon the Bankruptcy, death, dissolution or adjudication of incompetence of a General Partner, such General Partner shall immediately cease to be a General Partner and his or its Interest shall without further action be converted to a Limited Partner Interest; provided, however, that if such Bankrupt, dissolved, incompetent or deceased General Partner is the sole remaining General Partner, such General Partner shall cease to be a General Partner only upon the expiration of ninety (90) days after Notice to the Investment Partnership of the Bankruptcy, death, dissolution or declaration of incompetence of such General Partner; and provided further that if such Bankrupt, dissolved, incompetent or deceased General Partner is the sole remaining General Partner, the converted Partnership Interest of such replaced General Partner shall be ratably reduced to the extent necessary to insure that the substitute General Partner holds a 1% Percentage Interest (as set forth in Section 5.01) and will receive half of the General Partner's distribution pursuant to Section 11.04A(i); such replaced General Partner whose Interest has been converted to that of a Limited Partner shall remain entitled to his or its proportionate share of the remainder of the distribution pursuant to Section 11.04A(e).

    Except as set forth above, such conversion of a General Partner
Interest to a Limited Partner Interest shall not affect any rights, obligations or liabilities (including without limitation, any of the General Partner's obligations under Section 8.09 herein) of the Bankrupt, deceased, dissolved or incompetent General Partner existing prior to the Bankruptcy, death, dissolution or incompetence of such person as a General Partner (whether or not such rights, obligations or liabilities were known or had matured).

    (c) If, at the time of the withdrawal, Bankruptcy, death, dissolution or adjudication of incompetence of a General Partner, the Bankrupt, deceased, dissolved or incompetent General Partner was not the sole General Partner of the Partnership, the remaining General Partner or General Partners shall immediately (i) give Notice to the Limited Partners of such Bankruptcy, death, dissolution or adjudication of incompetence, and
(ii) make such amendments to this Agreement and execute and file such amendments or documents or other instruments as are necessary to reflect the conversion of the Interest of the Bankrupt, deceased, dissolved or incompetent General Partner and his having ceased to be a General Partner. The remaining General Partner or General Partners are hereby granted an irrevocable power of attorney to execute any or all documents on behalf of the Partners and the Partnership and to file such documents as may be required to effectuate the provisions of this Section 6.03.

ARTICLE VII
ASSIGNMENT TO THE PARTNERSHIP

    7.01 Assignment or Contracts, etc. The General Partner hereby transfers and assigns to the Partnership all of its right, title and interest in and to the Apartment Complex, including the following:

    (i) all contracts with architects, engineers, contractors and supervising architects with respect to the development or rehabilitation of the Apartment Complex;

    (ii) all plans, specifications and working drawings, heretofore prepared or obtained in connection with the Apartment Complex and all governmental approvals obtained, including planning, zoning, subdivision and building permits;

    (iii) any and all commitments with respect to the Permanent Loan; and

    (iv) any other work product related to the Apartment Complex.

ARTICLE VIII
RIGHTS, OBLIGATIONS AND POWERS
OF THE GENERAL PARTNERS

    8.01.     Management of the Partnership.

    (a) Except as otherwise set forth in this Agreement, the General Partner, within the authority granted to it under this Agreement, shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes stated in Article III, shall make all decisions affecting the business of the Partnership and shall manage and control the affairs of the Partnership to the best of its ability and use its best efforts to carry out the purpose of the Partnership. In so doing, the General Partner shall take all actions necessary or appropriate to protect the interests of the Limited Partners and of the Partnership. The General Partner shall devote such of its time as is necessary to the affairs of the Partnership.

    (b) Except as otherwise set forth in this Agreement and subject to the Permanent Lender's rules and regulations and the provisions of the Project Documents, the General Partner (acting for and on behalf of the Partnership), in extension and not in limitation of the rights and powers given by law or by the other provisions of this Agreement, shall, in its sole discretion, have the full and entire right, power and authority in the management of the Partnership business to do any and all acts and things necessary, proper, convenient or advisable to effectuate the purpose of the Partnership. In furtherance and not in limitation of the foregoing provisions, the General Partner is specifically authorized and empowered to execute and deliver, on behalf of the Partnership, the Project Documents and to execute any and all other instruments and documents, and amendments thereto, as shall be required in connection with the Permanent Loan, including, but not limited to, executing any mortgage, note, contract, building loan agreement, bank resolution and signature card, release, discharge, or any other document or instrument in any way related thereto or necessary or appropriate in connection therewith; provided, however, (i) the General Partner shall not enter into the Permanent Loan without first obtaining the written Consent of BCTC94 as to all of the terms and conditions of the Permanent Loan, including without limitation, approval of the amount, term and interest rate and (ii) that copies of all applications for advances of any Permanent Loan proceeds which occur after the Admission Date, including any releases from the escrow account in the original amount of $144,000 for rehabilitation expenses, shall be provided to the Investment Partnership prior to the disbursement of any funds pursuant thereto. All decisions made for and on behalf of the Partnership by the General Partner shall be binding upon the Partnership. No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership, nor to determine any facts or circumstances bearing upon the existence of such authority. The Investment Partnership hereby consents to all of the terms and conditions of the Permanent Loan.

    8.02.     Limitations Upon the Authority of the General Partner.

    (a) The General Partner shall not have any authority to:

         (i) perform any act in violation of any applicable law or regulation thereunder;

         (ii) perform any act in violation of the provisions of the Regulatory Agreement, if any, Extended Use Agreement, the Permanent Loan Documents, the Rental Assistance Agreement, or any other Project Documents;

         (iii) do any act required to be approved or ratified in writing by all Limited Partners under the Act unless the right to do so is expressly otherwise given in this Agreement;

         (iv) rent apartments in the Apartment Complex such that the Apartment Complex would not meet the requirements of the Rent Restriction Test or Minimum Set-Aside Test, the Rental Assistance Agreement, or to any individuals where income exceeds 60% of area median income, as adjusted for family size; or

         (v) borrow from the Partnership or commingle Partnership funds with funds of any other Person.

    (b) The General Partner shall not, without the Consent of BCTC94, have any authority to:

         (i) sell or otherwise dispose of, at any time, all or substantially all of the assets of the Partnership;

         (ii) borrow in excess of $10,000 in the aggregate at any one time outstanding on the general credit of the Partnership, except borrowings constituting Subordinated Loans or Credit Recovery Loans;

         (iii) following Substantial Completion, construct any new or replacement capital improvements on the Apartment Complex which substantially alter the Apartment Complex or its use or which are at a cost in excess of $10,000 in a single Partnership fiscal year, except (a) replacements and remodeling in the ordinary course of business or under emergency conditions or (b) construction paid for from insurance proceeds;

         (iv) acquire any real property in addition to the Apartment
Complex; or

         (v) refinance the Permanent Loan;

    8.03. Management Purposes. In conducting the business of the Partnership, the General Partner shall be bound by the Partnership's purposes set forth in Article III.

    8.04. Delegation of Authority. Subject to Section 8.05 hereof, the General Partner may employ, contract, or otherwise deal with any Person in connection with the performance of their management responsibilities hereunder, provided such Person acts only under the supervision of the General Partner.

    8.05. General Partner or Affiliates Dealing with Partnership.

         (a) The General Partner or any Affiliate may act as Management Agent on such terms and conditions permitted by applicable regulations of the Permanent Lender and the Agency, and may receive compensation at the rates approved and permitted by the Permanent Lender or the Agency at any time; provided, however, that in the event the management of the Apartment Complex is no longer subject to Agency and/or Permanent Lender regulation, the Management Agent may receive compensation in accordance with a reasonable and competitive fee arrangement provided that the Investment Partnership shall have provided its Consent to such fee arrangement.

         (b) The General Partner or any Affiliates thereof shall have the right to contract or otherwise deal with the Partnership for the sale of goods or services to the Partnership in addition to those set forth herein, if (A) compensation paid or promised for such goods or services is reasonable (i.e., at fair market value) and is paid only for goods or services actually furnished to the Partnership, (B) the goods or services to be furnished shall be reasonable for and necessary to the Partnership, (C) the fees, terms and conditions of such transaction are at least as favorable to the Partnership as would be obtainable in an arm's-length transaction,
(D) no agent, attorney, accountant or other independent consultant or contractor who also is employed on a full-time basis by the General Partner or any Affiliate shall be compensated by the Partnership for his services.

    Any contract covering such transactions shall be in writing and shall be terminable without penalty on sixty (60) days Notice. Any payment made to the General Partner or any Affiliate for such goods or services shall be fully disclosed to all Limited Partners in the reports required under
Section 13.04. Neither the General Partner nor any Affiliate shall, by the making of lump-sum payments to any other Person for disbursement by such other Person, circumvent the provisions of this Section 8.05(b)

    8.06. Other Activities. The General Partner and any Affiliates thereof may engage in or possess interests in other business ventures of every kind and description for their own account, including, without limitation, serving as general partner of other partnerships which own, either directly or through interests in other partnerships, government-assisted housing projects similar to the Apartment Complex. Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom.

    8.07. Liability for Acts and Omissions. No General Partner shall be liable, responsible or accountable in damages or otherwise to any of the Partners for any act or omission performed or omitted by him or it, in good faith on behalf of the Partnership and in a manner reasonably believed by him or it to be within the scope of the authority granted to him or it or any of them by this Agreement and in the best interest of the Partnership, except for gross negligence, willful misconduct, fraud or any material breach of his or its fiduciary duty as General Partner with respect to such acts or omissions. Any loss or damage incurred by any General Partner by reason of any act or omission performed or omitted by him or it in good faith on behalf of the Partnership and in a manner reasonably believed by him or it or any of them to be within the scope of the authority granted to him or it by this Agreement and in the best interests of the Partnership (but not, in any event, any loss or damage incurred by any General Partner by reason of gross negligence, willful misconduct, fraud or any material breach of his or its or their fiduciary duty as General Partner with respect to such acts or omissions) shall be paid from Partnership assets to the extent available (but the Limited Partners shall not have any personal liability to the General Partner under any circumstances on account of any such loss or damage incurred by the General Partner or on account of the payment thereof).

    8.08. Partnership Status. In the event that any General Partner is a corporation, such General Partner shall satisfy at least the requirements set forth in the last sentence of Section 4.07 of Internal Revenue Service Procedure 89-12, as the same may be modified from time to time, which requirements are prerequisites to the issuance by the Internal Revenue Service of an advance ruling that the Partnership will be taxed as a partnership, and not as an association taxable as a corporation, for federal income tax purposes.

    8.09. Construction of the Apartment Complex, Construction Cost Overruns, Operating Deficits.

    (a) (i) The Partnership has entered into the Construction Contract. The General Partner shall be responsible for:

                   (A) achieving completion of rehabilitation of the Apartment Complex on a timely basis in accordance with FmHA Form 1924-13, the Scope of Work filed with FmHA, and any other FmHA requirements; this Agreement and the Project Documents;

                   (B) meeting all requirements for obtaining all necessary approvals by FmHA and all necessary permanent, unconditional certificates of occupancy for all the apartment units in the Apartment Complex;

                   (C) fulfilling all actions required of the Partnership to assure that the Apartment Complex satisfies the Minimum Set-Aside
Test and the Rent Restriction Test; and

                   (D) causing the making of the Permanent Loan by the Permanent
Lender and the achievement of Final Closing and Substantial
Completion.

         (ii) The General Partner hereby is obligated to pay all Excess Development Costs; the Partnership shall have no obligation to pay any Excess Development Costs.

         (iii) In the event that the General Partner shall fail to pay any such Excess Development Costs as required in this Section 8.09(a), an amount not in excess of the next installment of the Development Fee due to the Developer shall be applied by the Partnership as an offset against such obligations of the General Partner.

    Any such direction and application of funds otherwise payable to the Developer as aforesaid shall constitute a set off against the Partnership's obligation to pay the Development Fee, and the Partnership's obligation to pay the Development Fee, and the Partnership's obligation to make such installment payments to the Developer pursuant to Section 8.10(a), as well as the Investment Partnership's obligation to make future Installments, shall be reduced correspondingly, and the obligations of the General Partner pursuant to Sections 8.09(a) (i) or 8.09(a) (ii) shall be deemed satisfied to the extent of the funds applied.

    (b) In the event that, at any time during the period from the date of Final Closing until a date 60 months from and after Breakeven Point, an Operating Deficit shall exist, the General Partner shall provide such funds to the Partnership as shall be necessary to pay such Operating Deficit(s) in the form of a loan to the Partnership (the "Operating Deficit Loan(s)"). An Operating Deficit Loan shall be a Subordinated Loan payable in accordance with the provisions of Section 8.17; Operating Deficit Loans shall bear no interest.

    In the event that the General Partner shall fail to make any such Operating Deficit Loan as aforesaid, the Partnership shall utilize amounts otherwise payable to the Developer as installments of the Development Fee pursuant to Section 8.10 of this Agreement to meet the obligations of the General Partner pursuant to this Section 8.09(b). Amounts so utilized shall also constitute the payment and satisfaction of installments of the Development Fee payable to the Developer under the aforesaid section of this Agreement, and the obligation of the Partnership to make such installment payments to the Developer, pursuant to such section, as well as the Investment Partnership's obligation to make future installments, shall be reduced correspondingly. For the purposes of this Section 8.09(b), all expenses shall be paid on a sixty (60) day current basis.

    8.10. Development Fee. (i) The Partnership has entered into a Development Agreement of even date herewith with the Developer for its services in connection with the development and construction of the Apartment Complex. In consideration for such services, a Development Fee in the total amount of $294,259 shall be payable by the Partnership to the Developer, solely from the Capital Contributions by the Investment Partnership except as provided in Sections 4.02(g), 5.01(a), 11.03A(b) and 11.04(A)(a).

    The Development Fee shall be due and payable as follows:

    (a) $43,793 (less any interest due on the Boston Capital Loan) upon receipt by the Partnership of the Second Installment;

    (b) $78,828 upon receipt by the Partnership of the Third Installment;

    (c)  $32,150 upon receipt by the Partnership of the Fourth Installment;
and

    (d) the Deferred Development Fee shall be payable only in accordance with Sections 11.03A(b) and 11.04A(a) or, if not sooner paid, on December 31, 2011.

    8.11. Incentive Partnership Management Fee. The Partnership has entered into a Partnership Management Services Agreement with the General Partner of even date herewith for its services in managing the business of the Partnership for the period from the date hereof throughout the term of the Partnership. Such agreement includes provisions to the effect that in return for its services in administering and directing the business of the Partnership, maintaining appropriate books and records relating to all financial affairs of the Partnership, and reporting periodically to the Partners, the Permanent Lender and the Agency with respect to the financial and administrative affairs of the Partnership and the Apartment Complex, the Partnership shall pay to the General Partner, solely from the Cash Flow of the Partnership available for distribution and in accordance with Section 11.03A(d), an annual Incentive Partnership Management Fee.

    Such fee shall be payable in accordance with the provisions of any applicable regulations of the Permanent Lender or the Agency and of the Project Documents and shall be in an amount equal to $1,000 per year, commencing in 1996.

    8.11.1 Asset Management Fee. The Partnership shall pay to Boston Capital, or an Affiliate thereof, an annual Asset Management Fee in the amount of $1,000 per annum, commencing in 1996, for its services in assisting with the preparation of the reports required pursuant to Section
13.04. The Asset Management Fee shall be payable solely from Cash Flow and as provided in Section 11.03A(a); provided, however, that if in any Fiscal Year, Cash Flow is insufficient to pay the Asset Management Fee, the General Partner shall make a Subordinated Loan to the Partnership in an amount sufficient to pay such fee. If the General Partner fails to make such Subordinated Loans, any unpaid portion of said Asset Management Fee shall accrue, without interest, and shall be payable on a cumulative basis in the first year in which there is sufficient Cash Flow available for the payment of such fee, or, in the first year in which proceeds of a Capital Transaction are available.

    8.12. Withholding of Fee Payments. In the event that (a) the General Partner, any successor General Partner or the general partner of any Affiliated Limited Partnership shall not have substantially complied with any material provisions under this Agreement or the applicable limited partnership agreement, within fifteen (15) days after written notice from the Investment Partnership or (b) any financing commitment of any lender, or any agreement entered into by the Partnership for financing related to the Apartment Complex or the property of any Affiliated Limited Partnership shall have terminated prior to their respective termination date(s), or (c) foreclosure proceedings shall have been commenced against the Apartment Complex or the property of such Affiliated Limited Partnership, then (i) the General Partner shall be in default of this Agreement, and the Partnership shall withhold payment of any installment of fees payable pursuant to Sections 8.10 and 8.11, and (ii) the General Partner shall be liable for the Partnership's payment of any and all installments of the Development Fee payable pursuant to Section 8.10, to the extent that the Investment Partnership has withheld any Installment(s) pursuant to Section 5.03 as a result of the above-described default.

    All amounts so withheld by the Partnership under this Section 8.12 shall be promptly released only after the General Partner has cured the default justifying the withholding, as demonstrated by evidence reasonably acceptable to the Investment Partnership.

    8.13.     Removal of the General Partner.

    (a) BCTC 94, acting on behalf of the Investment Partnership, so long as the Investment Partnership is a Partner, shall have the right to remove any General Partner (i) for any intentional misconduct or gross negligence in the discharge of its duties and obligations as General Partner (provided that such misconduct or failure results in, or is likely to result in, a material detriment to or an impairment of the Apartment Complex or assets of the Partnership), or (ii) upon the occurrence of any of the following:

         (A) the General Partner shall have violated any of the material provisions of the Regulatory Agreement, Extended Use Agreement, the Rental Assistance Agreement, the Permanent Loan Documents, or any provisions of any other Project Document or other document required in connection with the Permanent Loan, or any provisions of the Agency regulations applicable to the Apartment Complex except, with respect to any violation of any document entered into with FmHA, to the extent that the Partnership, with the Consent of the Investment Partnership, has entered into a "workout" agreement with FmHA;

         (B) the General Partner shall have violated any material provision of this Agreement or any provision of applicable law, which violations shall include, without limitation (i) withdrawal of the General Partner without the Consent of the Investment Partnership pursuant to the Section 6.01(a),
(ii) the failure of the General Partner to make Subordinated Loans required under this Agreement or (iii) the failure of a sole General Partner which is a corporation to satisfy the requirements of Section 8.08;

         (C) the General Partner shall have caused the Permanent Loan to go into default; or

         (D) the General Partner shall have conducted its own affairs or the affairs of the Partnership in such manner as would: (1) cause the termination of the Partnership for federal income tax purposes; or (2) cause the Partnership to be treated for federal income tax purposes as an association, taxable as a corporation.

    (b) BCTC 94 shall give Notice to all Partners of its determination that the General Partner shall be removed. The General Partner shall have thirty (30) days after receipt of such Notice to cure any default. If, at the end of such 30-day period the General Partner has not cured any default or other reason for such removal, (i) without any further action by any Partner, BCTC 94 or its designee shall automatically become a General Partner and acquire in consideration of a cash payment of $100 such portion of the Interest of the removed General Partner as counsel to the Investment Partnership shall determine is the minimum appropriate interest in order to assure the continued status of the Partnership as a partnership under the Code and under the Act, (ii) the remaining portion of the economic Interest of the removed General Partner shall automatically be converted to an equal economic Interest as an Additional Limited Partner, (iii) the economic Interest of BCTC 94 as the Special Limited Partner shall continue unaffected by the new status of BCTC 94 or its designee as a General Partner , and (iv) the new General Partner shall automatically be irrevocably delegated all of the powers and duties of the General Partner hereunder.

    (c) BCTC 94 or any successor General Partner proposed by the Special Limited Partner shall have the option, exercisable in its sole discretion, to acquire the Additional Limited Partner Interest, or any portion thereof, of any removed General Partner upon payment of the agreed or then present fair market value of such Interest or portion thereof. Any dispute as to the value of the Interest or portion thereof to be acquired pursuant to the immediately preceding sentence shall be submitted to a committee composed of three qualified real estate appraisers, one chosen by the removed General Partner, one chosen by the successor General Partner, and the third chosen by the two so chosen. The proceedings of such committee shall conform to the rules of the American Arbitration Association, as far as appropriate, and its decision shall be final and binding. The expense of arbitration shall be born equally by the removed General Partner and the Partnership. The method of payment will be deemed presumptively fair where it provides for a promissory note bearing simple interest at eight percent (8%) per annum coming due in no less than five (5) years with equal installments each year.

    (d)(i) Upon removal, no General Partner or any Affiliate thereof shall be entitled to receive any fee, compensation or other remuneration from the Partnership, other than the above-described payment for the Interest, or portion thereof, of the Removed General Partner. The Partnership is not authorized to enter into any arrangement whereby any fee, compensation or other remuneration could be payable directly or indirectly to any General Partner or Affiliate thereof in a manner inconsistent with the immediately preceding sentence unless the prior written consent of BCTC 94 shall have been obtained to such particular arrangement. The Partnership may offset against any payments to a General Partner removed under this Section 4.5 any reasonable damages suffered by the Partnership as a result of any breach of the obligations of such General Partner hereunder. A General Partner so removed will not be liable as a general partner for any obligations of the Partnership incurred after the effective date of its removal, but shall be and remain liable for all obligations and liabilities incurred by it as General Partner before such removal became effective, including, but not limited to, its obligations set forth in Section 8.09 hereof.

    (e) The General Partner hereby grants to each of the Investment Partnership and BCTC 94 an irrevocable power of attorney, coupled with an interest, to execute any and all documents on behalf of the Partners and the Partnership as shall be legally necessary and sufficient to effect all of the foregoing provisions of this Section 8.13. The election by the Investment Partnership to remove a General Partner under this Section shall not limit or restrict the availability and use of any other remedy which the Investment Partnership or any other Partner might have with respect to the General Partner in connection with their undertakings and responsibilities under this Agreement.

    8.14. Selection of Management Agent. The Partnership, with the approval of the Permanent Lender and the Agency, if required, shall engage such person, firm or company as the General Partner may select, and as the Investment Partnership may approve, which approval shall not be unreasonably withheld (hereinafter referred to as "Management Agent") to manage the operation of the Apartment Complex during the rent-up period and following Substantial Completion. The Management Agent shall be paid a management fee subject to the approval of the Permanent Lender and the Agency, if required. The contract between the Partnership and the Management Agent and the management plan for the Apartment Complex shall be in a form acceptable to
the Permanent Lender and the Agency, if required.   HAI Management, Inc.
hereby is approved by the parties hereto as the initial Management Agent, and the parties acknowledge that HAI, Inc. and the Permanent Lender have entered into that certain Management Agreement dated January 1, 1996. The Management Agent hereunder shall file all necessary reports required by the Permanent Lender pursuant to the Management Agreement referred to above (or any subsequent management agreement approved by the Permanent Lender) and all reports required by any Agency and simultaneously shall send to the Investment Partnership a copy of any such report.

    8.15. Removal of the Management Agent. The General Partner (i) may, upon receiving any required approval of the Permanent Lender and the Agency, dismiss the Management Agent as the entity responsible for the Apartment Complex under the terms of the contract between the Partnership and the Management Agent, and (ii) at the request of the Investment Partnership, shall remove the Management Agent in the event that (A) the Investment Partnership, in its reasonable discretion, determines that the Management Agent is performing at a substandard level to properly manage the Apartment Complex or (B) the Management Agent is declared Bankrupt, is dissolved, or makes an assignment for the benefit of its creditors, or for any intentional misconduct by the Management Agent or gross negligence in the discharge of its duties and obligations as Management Agent, including, without limitation, for any action or failure to take any action which:

         (1) violates in any material respect any provision of the Management Agreement entered into with the Partnership and approved by the Permanent Lender, and/or any provision of the Regulatory Agreement, and/or any provision of the Rental Assistance Agreement, and/or the Permanent Loan Documents applicable to the Apartment Complex, or the Permanent Lender's approved management plan for the Apartment Complex, or

         (2) violates in any material respect any provision of this Agreement or provision of applicable law.

    8.16. Replacement of the Management Agent. Upon the removal of the Management Agent as the entity responsible for the management of the Apartment Complex, a substitute Management Agent, which may be an Affiliate of any General Partner, shall be named by the General Partner, subject to the approval of the Permanent Lender, if required, and the approval of BCTC 94.

    8.17. Subordinated Loans to the Partnership. In the event that additional funds are required by the Partnership for any purpose relating to the business of the Partnership or for any of its obligations, expenses, costs or expenditures, the Partnership may borrow such funds as are needed from any Partner or other Person or organization, including the General Partner, for such period of time and on such terms as the General Partner, the Investment Partnership and the Permanent Lender, if so required, may agree and at the rate of interest then prevailing for comparable loans (except for Operating Deficit Loans made pursuant to Section 8.09(b), which shall bear interest only as provided in Section 8.09(b)); provided however, that no such additional loans shall be secured by any mortgage or other encumbrance on the property of the Partnership without the prior approval of the Investment Partnership and the approval of the Permanent Lender, if required; except that such approvals shall not be required in the case of the hypothecation of personal property purchased by the Partnership and not included in the security agreements executed by the Partnership at the time of Final Closing. Loans made under this Section shall be repaid as set forth in Section 11.03A(c) of this Agreement, but any amount of any such loan that is outstanding at the time of the occurrence of any of the events described in Sections 11.04 or 12.01 shall be repaid as provided in Section 11.04A(d).

    8.18.     Reserve Account.

    The Partnership shall establish a Reserve Account with respect to the Apartment Complex, as required by the Permanent Lender. The Partnership shall make deposits into the Reserve Permanent Account equal to $12,408 annually (the "Required Deposit") or such greater amount as shall be required by the Permanent Lender; such deposits may be suspended only as approved by the Permanent Lender. The Partnership shall make such annual payments until the Reserve Account reaches the minimum amount of $124,075 (the "Minimum Reserve Fund Balance") or such higher amounts later agreed to with the Permanent Lender, whereupon further deposits into the Reserve Account shall be as required by the Permanent Lender; provided, however, the amount in the Reserve Fund shall not fall below the Minimum Reserve Account Balance unless approved by the Permanent Lender. Funds in the Reserve Account are intended to be employed for the replacement as needed of fixtures, equipment, structural elements and other components of the Apartment Complex of a capital nature. All interest earnings on funds on deposit in the Reserve Account shall be retained therein for the aforesaid purposes. Withdrawals from the Reserve Account shall be made only with the prior written consent, or upon the direction, of the Permanent Lender; provided, however, (i) if such prior written consent of the Permanent Lender is not required, such withdrawals may be made only with the Consent, or upon the direction, of BCTC 94 and (ii) the Consent of BCTC 94 shall not be required in connection with the withdrawal for any one such project repair or series of related repairs that is $1,000 or less.


    8.19. Guaranty of General Partner's Obligations. The General Partner's obligations under this Agreement shall be guaranteed by Tevis Margolis, pursuant to a Guaranty of even date herewith.


ARTICLE IX
TRANSFERS OF, AND RESTRICTIONS ON TRANSFERS
OF INTERESTS OF LIMITED PARTNERS

    9.01.     Purchase for Investment.

         (a) The Investment Partnership hereby represents and warrants to the General Partner and to the Partnership that the acquisition of its Interest is made as principal for its account for investment purposes only and not with a view to the resale or distribution of such Interest, except insofar as the Securities Act of 1933 and any applicable securities law of any state or other jurisdiction permit such acquisitions to be made for the account of others or with a view to the resale or distribution of such Interest without requiring that such Interest, or the acquisition, resale or distribution thereof, be registered under the Securities Act of 1933 or any applicable securities law of any state or other jurisdiction.

         (b) The Investment Partnership agrees that it will not sell, assign or otherwise transfer its Interest or any fraction thereof to any Person who does not similarly represent and warrant and similarly agree not to sell, assign or transfer such Interest or fraction thereof to any Person who does not similarly represent and warrant and agree.

         (c) The Investment Partnership shall not sell, assign or otherwise transfer its Interest or any fraction thereof to any Person until the Investment Partnership has provided the Partnership with a legal opinion, reasonably satisfactory to the General Partner, that such sale, assignment or other transfer does not violate any state or federal securities laws or require the Interest to be registered under any such laws.


    9.02.     Restrictions on Transfer of Limited Partner's
Interests.

         (a) Under no circumstances will any offer, sale, transfer, assignment, hypothecation or pledge of any Limited Partner Interest be permitted unless the General Partner, in its sole discretion, shall have Consented.


         (b) The Limited Partner whose interest is being transferred shall pay such reasonable expenses as may be incurred by the Partnership in connection with such transfer.

    9.03.     Admission of Substitute Limited Partners.

         (a) Subject to the other provisions of this Article IX, an assignee of the Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Interest) shall be admitted as a Substitute Limited Partner of the Partnership only upon the satisfactory completion of the following:

    (i) Consent of the General Partner (which may be withheld in its sole discretion) and the consent of the Permanent Lender, if required, shall have been given, which Consent of the General Partner may be evidenced by the execution by the General Partner of an amended Agreement and/or
Certificate evidencing the admission of such Person as a Limited
Partner pursuant to the requirements to the Act;

    (ii) the assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart thereof or an appropriate amendment hereto, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner;

    (iii) an amended Agreement and/or Certificate evidencing the admission of such Person as a Limited Partner shall have been filed for recording pursuant to the requirements of the Act to the extent required in order to effectuate the admission of such Person as a Limited Partner;

    (iv) the assignee shall have represented and agreed in writing as required by Section 9.01;

         (v) if the assignee is a corporation, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of its authority to become a Limited Partner under the terms and provisions of this Agreement; and

    (vi) the assignee or the assignor shall have reimbursed the Partnership for all reasonable expenses, including all reasonable legal fees and recording charges, incurred by the Partnership in connection with such assignment.

    (b) For the purpose of allocation of profits, losses and credits, and for the purpose of distributing cash of the Partnership, a Substitute Limited Partner shall be treated as having become, and as appearing in, the records of the Partnership as a Partner upon his signing of an amendment to this Agreement, agreeing to be bound hereby.

         (c) The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action, including the filing of any amended Agreement and/or Certificate evidencing the admission of any Person as a Limited Partner, and the making of any other official filings and publications, as promptly as practicable after the satisfaction by the assignee of the Interest of a Limited Partner of the conditions contained in this Article IX to the admission of such Person as a Limited Partner of the Partnership. Any cost or expense incurred in connection with such admission shall be borne by the Partnership to the extent of available Partnership assets, and otherwise by such assignee.

    9.04.     Rights of Assignee of Partnership Interest.

         (a) Except as provided in this Article and as required by operation of law, the Partnership shall not be obligated for any purpose whatsoever to recognize the assignment by any Limited Partner of his (its) Interest until the Partnership has received actual Notice thereof.

         (b) Any Person who is the assignee of all or any portion of a Limited Partner's Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Interest, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of his (its) Interest.


ARTICLE X
RIGHTS AND OBLIGATIONS
OF LIMITED PARTNERS

    10.01.  Management of the Partnership.  No Limited Partner shall take part in the management or control of the business of the Partnership nor transact any business in the name of the Partnership. Except as otherwise expressly provided in this
Agreement, no Limited Partner shall have the power or authority to bind the partnership or to sign any agreement or document in the name of the Partnership. No Limited Partner shall have any power or authority with respect to the Partnership except insofar as the consent of any Limited Partner shall be expressly required and except as otherwise expressly provided in this Agreement.

    10.02. Limitation on Liability of Limited Partners. The liability of each Limited Partner shall be limited to its Capital Contribution as and when payable under the provisions of this Agreement. No Limited Partner shall have any other liability to contribute money to, or in respect of the liabilities or obligations of, the Partnership, nor shall any Limited Partner be personally liable for any obligations of the Partnership. No Limited Partner shall be obligated to make loans to the Partnership.

    10.03. Other Activities. Any Limited Partner may engage in or possess interests in other business ventures of every kind and description for its own account, including without limitation, serving as general or limited partner of other partnerships which own, either directly or through interests in other partnerships, government-assisted housing projects similar to the Apartment Complex. Neither the Partnership nor any of the Partners shall have any right by virtue of this Agreement in or to such other business ventures to the income or profits derived therefrom.

    10.04. Ownership by Limited Partner of Corporate General Partner or Affiliate. No Limited Partner shall, at any time, either directly or indirectly, own any stock or other interest in any corporate General Partner if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of Hinckley, Allen & Snyder or other tax counsel to the Investment Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. In the event of any violation of the provisions of this Section by any one or more Limited Partners, such Limited Partner or Limited Partners shall either dispose of their Interests in the Partnership (subject to and in compliance with the provisions of Article IX) or of their stock or other interest in the corporate General Partner or Affiliates to the extent necessary so that, in the opinion of counsel for the Partnership, the classification of the Partnership as a partnership for federal income tax purposes is no longer in jeopardy. The obligation of any such disposition required of more than one Limited Partner shall be shared among them on an equitable basis. Notwithstanding the foregoing, neither the General Partner nor any Limited Partner shall be liable in damages to the Partnership or to any Partner by reason of any violation of this Section, except for damages arising (a) out of any material misrepresentation by any Limited Partner relating to the ownership of stock or other interest in a corporate General Partner or any affiliate by him or by any member of his family (within the meaning of the attribution rules set forth in Section 318 of the Code), or (b) out of any failure by any Limited Partner to dispose of his Interest in the Partnership or of his stock or other interest in a corporate General Partner or Affiliate within a reasonable time after Notice to such Limited Partner by the Partnership of the obligations to make such disposition.


ARTICLE XI
ALLOCATION OF TAXABLE INCOME, TAX LOSSES, TAX CREDITS
AND CASH DISTRIBUTIONS

    Section 11.01.  Allocation of Taxable Income, Tax Losses and Tax
Credits.

    A.   General.  Subject to the special allocations set forth in this
Article XI, Taxable Income, Tax Credits and Tax Losses for each fiscal year of the Partnership (or part thereof) other than those to be allocated pursuant to Section 11.01B or Section 11.02 hereof, shall be allocated: (a) first, Taxable Income shall be allocated among the Partners in amounts equal to Cash Flow distributed or distributable to such Partners for such fiscal year pursuant to Section 11.03A(e); (b) any balance of Taxable Income, and all Tax Credits and Tax Losses for such fiscal year, shall be allocated 99% to the Investment Partnership, and 1% to the General Partners.

    B. Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be specially allocated 99% to the Investment Partnership and 1% to the General Partners.

    C.   Partner Loan Nonrecourse Deductions.  Any Partner Loan
Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the loan to which such Partner Loan Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

    Section 11.02.  Allocation of Taxable Income and Tax Losses from
Capital Transactions.  Subject to the special allocations set forth in this
Article XI, Taxable Income and Tax Losses from Capital Transactions shall be allocated to the Partners as follows:

    (i)  Taxable Income from Capital Transactions shall be allocated:

         (a) first, to the Partners with negative Capital Accounts pro rata in such amounts as will result in the elimination of the negative Capital Accounts of such Partners; provided, however, that if Taxable Income to be allocated pursuant to this Section 11.02(i)(a) is insufficient to eliminate all negative Capital Accounts, such Taxable Income will be allocated to Partners with negative Capital Accounts in the proportion that each such Partner's negative Capital Account bears to the total of all such Negative Capital Accounts;

         (b) second, in the amount and to the extent necessary to increase the Partners' respective Capital Accounts to equal the amounts distributable under Sections 11.04A(f),(g),(h) and (i);

         (c) then, the balance, if any, of such Taxable Income shall be allocated 50% to the General Partners and 50% to the Investment Partnership.

    (ii)  Tax Losses from Capital Transactions shall be allocated:

         (a) first, to the extent of the respective positive balances in the Partners' Capital Accounts; and

         (b) any balance, 99% to the Limited Partner and 1% to the General Partners.

    (iii) Notwithstanding the foregoing provisions, if Taxable Income to be allocated includes income treated as ordinary income for federal income tax purposes because such Taxable Income is attributable to the recapture of depreciation under Section 1245 or 1250 of the Code, such Taxable Income, to the extent treated as ordinary income, shall be allocated to and reported by the Partners in proportion to their accumulated depreciation allocations. The Partnership shall keep records of such allocations of depreciation to the Partners. In determining the accumulated depreciation allocations of the Partners, depreciation deductions for each taxable year shall be deemed allocated to the Partners in the same proportion as the Taxable Income or Tax Losses in that particular taxable year were allocated to the Partners.

    11.03  Distribution of Cash Flow.

    A. Subject to the Permanent Lender approval, if required, and regulations, if any, Cash Flow shall be determined for each fiscal year and shall be applied or distributed at such time or time as the General Partner deems appropriate, but in no event less than once in each fiscal year, in the following order of priority:

         (a) First, to payment of the Asset Management Fee currently due, together with any accrued but unpaid Asset Management Fees;

         (b)  Second, to payment to the Developer of the Deferred
Development Fee;

         (c) Third, to repayment of any amounts due with respect to any Subordinated Loans (including, without limitation, Operating Deficit Loans made under Section 8.09(b));

         (d) Fourth, to payment of the Incentive Partnership Management Fee in the amount of $1,000, if available, out of Cash Flow after the payment of the items listed in Section 11.03(a) - (c) above; and

         (e) Any balance, 90% to the General Partners and 10% to the Investment Partnership.

    Section 11.04 Distributions of Distributable Proceeds from Capital Transactions and Distributable Proceeds from Refinancings.

    A.   Distributable Proceeds from Capital Transactions and
Distributable Proceeds from Refinancings (other than liquidating distributions pursuant to Section 12.02) shall be distributed in the following order of priority:

         (a) First, to the Developer, an amount equal to the Deferred Development Fee;

         (b) Second, to payment of all debts and liabilities of the Partnership excluding those owed to partners, and to the establishment of any required reserves;

         (c) Third, to payment of the Asset Management Fees currently due, if any, together with any accrued and unpaid Asset Management Fees;

         (d) Fourth, to repayment to the Investment Partnership of any Credit Recovery Loans, together with any interest thereon;

         (e) Fifth, to repayment to the General Partner of any Subordinated Loans;

         (f) Sixth, to the payment of any debts and liabilities owed to the Partners; provided, however, that all such other debts and liabilities owed to the Investment Partnership shall be paid prior to any such debts and liabilities owed to the General Partner;

         (g) Seventh, to the Investment Partnership in an amount equal to its Invested Amount;

         (h) Eighth, to the General Partner in an amount equal to its Invested Amount;

         (i) Ninth, except in the case of a refinancing, to each Partner in an amount equal to the positive balance in such Partner's Capital Account, after adjustments pursuant to Section 11.04A (a) - (h);

         (j) the balance, 49% to the General Partner and 51% to the Investment Partnership.

    B.   Distributable Proceeds from Capital Transactions and
Distributable Proceeds from Refinancings shall be distributed within 90 days after the end of the fiscal quarter in which such Capital Transaction or Refinancing occurs. Distributions of Distributable Proceeds from Capital Transactions and Distributable Proceeds from Refinancings to the Partners shall be made only after Capital Accounts have been adjusted to reflect all previous allocations of Taxable Income and Tax losses to the Partners, for distributions of Cash Flow, and for any other distributions of Distributable Proceeds form Capital Transactions or Distributable Proceeds from Refinancings.

    Section 11.05  Allocations Among Partners.

    A. For purposes of determining the Taxable Income (or Tax Losses) or any other items allocable to any period, Taxable Income (or Tax Losses) and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partners using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

    B. Taxable Income, Tax Losses, and Tax Credits for all purposes of this Agreement shall be determined in accordance with the accrual accounting method. Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction, and any other allocations, including allocation of Book Profits and Losses, shall be divided among the Partners in the same proportions as they share Taxable Income, Tax Credits, and Taxable Losses, as the case may be, for such fiscal year.

    C. In any year in which a Partner sells, assigns or transfers all or any portion of an Interest to any Person who during such year is admitted as a substitute Partner, the share of all Taxable Income, Tax Losses, and Tax Credits, allocated to and of all Cash Flow and all cash proceeds distributable under Section 11.04 distributed to, all Partners which is attributable to the Interest sold, assigned or transferred shall be divided between the assignor and the assignee using any one of the following methods as determined by agreement between the assignor and assignee: (i) ratably on the basis of the number of days in such year before, and the number of days on and after, the execution by the assignee of this Agreement, or (ii) by dividing the Partnership fiscal year into two segments, the first segment being the time period in such year before the execution by the assignee of this Agreement and the second segment being the time period in such year beginning on the date of execution of this Agreement, and allocating Taxable Income, Tax Losses, Tax Credits, Cash Flow, and all cash proceeds distributable in each such segment among the persons who were Partners during that segment, or (iii) using such other method as provided by the Code or regulations thereunder.

    D. In the event that there is a determination that there is any original issue discount or imputed interest attributable to the Capital Contribution of any Partner, or any loan between a Partner and the Partnership, any income or deduction of the Partnership attributable to such imputed interest or original issue discount on such Capital Contribution or loan (whether stated or unstated) shall be allocated solely to such Partner.

    E. In the event that the deduction of all or a portion of any fee paid or incurred by the Partnership to a Partner or an Affiliate of a Partner is disallowed for federal income tax purposes by the Internal Revenue Service with respect to a taxable year of the Partnership, the Partnership shall then allocate to such Partner an amount of gross income of the Partnership for such year equal to the amount of such fee as to which the deduction is disallowed.

    F. If any Partner's Interest in the Partnership are reduced but not eliminated because of the admission of new Partners or otherwise, or if any Partner is treated as receiving any items of property described in Section 751(a) of the Code, the Partner's Interest in such items of Section 751(a) property that was property of the Partnership while such Person was a Partner shall not be reduced, but shall be retained by the Partner so long as the Partner has an Interest in the Partnership and so long as the Partnership has an Interest in such property.

    G. The Partners are aware of the income tax consequences of the allocations made by this Article XI and hereby agree to be bound by the provisions of this Article XI in reporting their shares of Partnership income and loss for income tax purposes.

    Section 11.06  Qualified Income Offset.

         (i) Notwithstanding any other provision of this Article XI, in the event any Partner unexpectedly receives (a) an adjustment to the Capital Account balance of such Partner as described in Section 1.704-1(b)(2)(ii)(d)(4) of the Treasury Regulations, (b) an allocation to such Partner of loss or deduction of the type described in Section 1.704-1(b)(2)(ii)(d)(5) of the Treasury Regulations, or (c) a distribution to such Partner in excess of any offsetting increase in the Partner's Capital Account balance during or prior to the year of distribution, items of Partnership Taxable Income and of income that constitute a credit to such Partner's Capital Account shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations under Code Section 704(b), the Qualified Income Offset Amount (defined in Section 11.06(ii)) created by such adjustments, allocations, or distributions as quickly as possible, provided that an allocation pursuant to this Section 11.06(i) shall be made only if and to the extent that such Partner would have a Qualified Income Offset Amount after all other allocations provided for in this Article have been tentatively made as if this Section 11.06(i) were not in this Agreement.

         (ii) Notwithstanding anything to the contrary contained in this Agreement, in no event shall Tax Losses of the Partnership be allocated to a Partner if such allocation would result in such Partner having a Qualified Income Offset Amount" (as defined below). As used herein, the term "Qualified Income Offset Amount" for a Partner means the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year after giving effect to the following adjustments: (i) credit to such Capital Account an amount equal to (a) the Partner's Share of Minimum Gain immediately prior to the allocation or distribution and (b) the sum of such Partner's allocable share of any recourse indebtedness of the Partnership as determined under Section 752 of the Code and any unconditional obligation of such Partner to contribute additional amounts to the capital of the Partnership in the future (to the extent not previously taken into account in determining such Partner's share of recourse liabilities of the Partnership) and (ii) debit to such Capital Account the allocations or distributions described in Section 11.06(i) that, as of the end of the taxable year, are reasonably expected to be made to such Partner. All Tax Losses in excess of the limitation set forth in this Section 11.06(ii) shall be allocated to the General Partners.

    Section 11.07. Minimum Gain Allocations. A.Notwithstanding any other provisions of this Article XI, if in any year there is a net decrease in the amount of the Partnership's Minimum Gain, each Partner will be allocated items of Taxable Income and gain for such year equal to that Partner's share of the net decrease in Minimum Gain, within the meaning of Treasury Regulation 1.704-2(g)(2), and subject to the exceptions set forth in Treasury Regulation 1.704-2(f).

    Allocations of Taxable Income and gain (hereinafter referred to as a "Minimum Gain Chargeback") required pursuant to this Section 11.07 shall consist first of gains recognized from the disposition of items of Partnership property subject to one or more nonrecourse liabilities of the Partnership to the extent of the decrease in Minimum Gain attributable to the disposition of such items of property (or if such gains exceed the amount of the Minimum Gain Chargeback required for such taxable year, the Minimum Gain Chargeback shall consist of a proportionate share of each such gain), and the remainder of such Minimum Gain Chargeback shall consist of a pro-rata portion of the other items of Taxable Income and gain of the Partnership for that year. If the amount of the Minimum Gain Chargeback requirement exceeds the Partnership's Taxable Income and gains for the taxable year, the excess shall carry over to subsequent years.

    B. If in any year there is a net decrease (within the meaning of Treasury Regulations Section 1.704-2(i)(3) in Partner Nonrecourse Debt Minimum Gain, any Partner with a share of that Member Nonrecourse Debt Minimum Gain [(determined under Treasury Regulation 1.704-2(i)(5))] as of the beginning of the year shall be allocated items of profits and gains for that year (and if necessary, subsequent years) equal to that Partner's share of the net decrease in Member Nonrecourse Debt Minimum Gain in accordance with Treasury Regulation Section 1.704-2(i)(4).

    Section 11.08 Regulatory Allocations. The allocations set forth in Sections 11.01B, 11.01C, 11.06 and 11.07 (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulation Section 1.704-1(b). It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Taxable Income, Tax Losses and items of income, gain, loss, or deduction pursuant to this
Section 11.08. Therefore, notwithstanding any other provision of this Article (other than the Regulatory Allocations), the General Partners shall make such offsetting special allocations of Taxable Income, Tax Losses, and items of income, gain, loss, or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all items were allocated pursuant to Sections 11.01A and 11.02. In exercising its discretion under this Section 11.08, the General Partners shall take into account future Regulatory Allocations under Section 11.07 that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 11.01B and 11.01C.

    Section 11.09 Partners' Partnership Non-recourse Liabilities. For purposes of Code Section 752, each Partner's share of Partnership non-recourse liabilities shall be determined in accordance with Treasury Regulation 1.752-3(a) or successor regulation. In this connection, for purposes of determining each Partner's proportionate share of the excess non-recourse liabilities of the Partnership pursuant to Treasury Regulation 1.752-3(a), the Investment Partnership shall have a 99% interest in Partnership Taxable Income or profits and the General Partners shall have a 1% interest in Partnership Taxable Income or profits.

    Section 11.10 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 11.12 hereof).

    In the event the Gross Asset Value of any Partnership properties is adjusted pursuant to Section 11.12 hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code
Section 704(c) and the Treasury Regulations thereunder.

    Any elections or other decisions relating to such allocations shall be made by the General Partners with the Consent of the Limited Partner, in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Book Profits and Losses, other items, or distributions pursuant to any provision of this Agreement.

    11.11.  Tax Matters Partner.

    A. The General Partner hereby is designated as Tax Matters Partner of the Partnership, and shall engage in such undertakings as are required of the Tax Matters Partner of the Partnership, as provided in regulations pursuant to Section 6231 of the Code. Each Partner, by its execution of this Agreement, Consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such Consent.

    B.   The Tax Matters Partner is hereby authorized, but not required:

         (a) to enter into any settlement with the Internal Revenue
Service or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners, except that such settlement agreement shall not bind any Partner who (within the time prescribed pursuant to the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Partner;

         (b) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Partnership's principal place of business is located, or the United States Claims Court;

         (c) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

         (d) to file a request for an administrative adjustment with the Internal Revenue Service at any time and, if any part of such request is not allowed by the Internal Revenue Service, to file a petition for judicial review with respect to such request;

         (e)  to enter into an agreement with the Internal Revenue
Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

         (f) to take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

    C. The Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such expenses (including any reimbursement of the Tax Matters Partner for expenses that it may incur under the following sentence) shall be made before any distributions are made from Cash Flow or any discretionary reserves are set aside by the General Partner. The General Partner shall have the obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability of the General Partner and indemnification set forth in Section 8.07 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

    11.12  Capital Accounts

    A. A Capital Account shall be maintained on the books of the Partnership for each Partner, which shall be (i) credited with its Capital Contributions and the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any Partnership property distributed to such Partner; (ii) credited with its distributive share of Taxable Income and any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Taxable Income; (iii) charged with its distributive share of Tax Losses and any nondeductible expenditures of the Partnership (including Syndication Expenses) described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account under this Section 11.12; and (iv) charged with any distributions to it and with the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

    In the case of property other than cash contributed to the Partnership or distributed to a Partner, each Partner's Capital Account will be credited with the Gross Asset Value of property contributed to the Partnership (net of liabilities assumed by the Partnership and liabilities to which such contributed property is subject) and shall be debited with the cash and the Gross Asset Value of property distributed to it (net of liabilities assumed by such Partner and liabilities to which such distributed property is subject). In the event the Gross Asset Values of Partnership assets are adjusted pursuant to Section 11.12B hereof, the Capital Accounts of all Partners shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Partnership recognized gain or loss equal to the amount of such aggregate net adjustment.

    Upon the sale, exchange or other transfer of an Interest, or the assignment of such Interest to a new Partner, the Capital Account of the transferor Partner shall carry over to the transferee Partner.

    B. For purposes of determining and maintaining the Partners' Capital Accounts, the Gross Asset Value of Partnership assets shall be adjusted as follows:

         (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

         (ii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partners, as of the following times: (a) the acquisition of an additional Interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) upon liquidation of the Partnership, or upon the distribution by the Partnership to a Partner of more than a de minimis amount of money or other Partnership property to a retiring or continuing Partner as consideration for an Interest in the Partnership or (c) under generally accepted industry accounting practices, provided substantially all of the Partnership's property (excluding money) consists of stock, securities, commodities, options, warrants, futures, or similar instruments that are readily tradeable on an established securities market; and

         (iii) If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (i) or (ii) of this Section 11.12B, such Gross Asset Value shall thereafter be adjusted by the Book Depreciation taken into account with respect to such asset for purposes of computing Book Profits and Losses, as set forth in Section 11.12B.

    C. For purposes of determining and maintaining the Partners' Capital Accounts and the computation of Book Profits and Losses only, the following adjustments shall be made to the calculation of Taxable Income and Tax Losses reflected in the Partners' Capital Accounts:

         (i) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value; and

         (ii) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such Taxable Income or Tax Losses, there shall be taken into account Book Depreciation for such fiscal year or other period, computed as hereinafter set forth.

         (iii) For this purpose, "Book Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Book Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deductions for such year or other period bears to such beginning adjusted tax basis.

         (iv) Allocations of Book Profits and Losses among the Partners shall be made in accordance with the provisions of this Article XI respecting allocations of Taxable Income and Tax Losses among the Partners.

    11.13. Authority of General Partner to Vary Allocations to Preserve and Protect Partner's Intent.

         (a) It is the intent of the Partners that each Partner's distributive share of income, gain, loss, deduction, or credit (or item thereof) shall be determined and allocated in accordance with this Article XI to the fullest extent permitted by Section 704(b) of the Code. In order to preserve and protect the determinations and allocations provided for in this Article XI, the General Partners hereby are authorized and directed to allocate income, gain, loss, deduction, or credit (or item thereof) arising in any year differently than otherwise provided for in this Article XI to the extent that allocating income, gain, loss, deduction or credit (or item thereof) in the manner provided for in Article XI would cause the determinations and allocations of each Partner's distributive share of income, gain, loss, deduction, or credit (or item thereof) not to be permitted by Section 704 (b) of the Code and Treasury Regulations promulgated thereunder. Any allocation made pursuant to this Section 11.13 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Article XI and no amendment of this Agreement or approval of any Partner shall be required.

         (b) In making any allocation (the "new allocation") under
Section 11.13(a), the General Partner is authorized to act only after having been advised by the Accountants that, under Section 704(b) of the Code and the Treasury Regulations thereunder, (i) the new allocation is necessary, and (ii) the new allocation is the minimum modification of the allocations otherwise provided for in this Article XI necessary in order to assure that, either in the then current year or in any preceding year, each Partner's distributive share of income, gain, loss, deduction, or credit (or item thereof) is determined and allocated in accordance with this Article XI to the fullest extent permitted by Section 704(b) of the Code and the Treasury Regulations thereunder.

         (c) If the General Partner is required by Section 11.13(a) to make any new allocation in a manner less favorable to any Partner than is otherwise provided for in this Article XI, then the General Partner is authorized and directed, only after having been advised by the Accountants that they are permitted by Section 704(b) of the Code, to allocate income, gain, loss, deduction, or credit (or item thereof) arising in later years in such manner so as to bring the allocations of income, gain, loss, deduction, or credit (or item thereof) to such Partner as nearly as possible to the allocations thereof otherwise contemplated by this Article XI.

         (d) New allocations made by the General Partner under Section 11.13(a) and Section 11.13(c) in reliance upon the advice of the Accountants shall be deemed to be made pursuant to the fiduciary obligation of the General Partner to the Partnership and the Limited Partners, and no such allocation shall give rise to any claim or cause of action by any Limited Partner.

ARTICLE XII
SALE, DISSOLUTION AND LIQUIDATION

    12.01. Dissolution of the Partnership. The Partnership shall be dissolved upon the earlier of the expiration of the term of the Partnership, or upon:

    (a) subject to Section 6.03, the withdrawal, Bankruptcy, death, dissolution or adjudication of incompetency of a General Partner who is at that time the sole General Partner;

    (b) the sale or other disposition of all or substantially all of the assets of the Partnership;

    (c)  the election by the General Partner, with the Consent of BCTC
94; or

    (d) the election by BCTC 94, with the Consent of the General Partner which Consent shall not be unreasonably withheld or delayed and shall take into account the investment objectives of the Investment Partnership and BCTC 94, provided, however, the Consent of the General Partner shall not be required if the General Partner is in default under this Agreement, any Project Document, any Permanent Loan Document, and/or any other loan from the Partnership to a lender; or

    (e) any other event causing the dissolution of the Partnership under the laws of the State.

    12.02.    Winding Up and Distribution.

    (a) In the event of dissolution and termination of the Partnership, a full accounting of the assets and liabilities shall be taken, and the assets shall be distributed in accordance with this Section 12.02 as follows, after taking into account all other allocations and distributions under this Agreement for the Fiscal Year, including, without limitation, the allocations under Article XI hereof;

         (A) To the payment of all debts and liabilities of the Partnership then due (including fees and loans payable to Partners);

         (B) To the setting up of any reserves that the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership;

         (C) To the Partners, in an amount equal to the positive balances in their Capital Accounts.

    If any General Partner has a negative Capital Account balance following the liquidation of the Partnership or of the General Partner's Interest in the Partnership within the meaning of Treasury Regulation
Section 1.704-1(b)(ii)(g), excluding from such General Partner's negative Capital Account balance, (a) such General Partner's Share of Minimum Gain, and (b) any other amount that such General Partner is deemed to be obligated to restore to the Partnership under Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or otherwise under the Treasury Regulations promulgated under Code Section 704(b), and after taking into account all Capital Account adjustments (including adjustments arising from the liquidation) for the Partnership taxable year during which such liquidation occurs, other than those made pursuant to this Section, such General Partner shall be unconditionally obligated to restore the amount of such negative Capital Account balance to the Partnership by the end of such taxable year (or, if later, within 90 days after the date of liquidation). Amounts contributed to the Partnership in respect of such General Partner's obligation to restore negative Capital Account balances shall be paid to creditors of the Partnership or distributed to the other Partners in accordance with their positive Capital Account balances, if any, as of the date of liquidation.

         (b) The Liquidator shall file all certificates and notices of the dissolution of the Partnership required by law. The Liquidator shall proceed without any unnecessary delay to sell and otherwise liquidate the Partnership's property and assets; provided, however, that if the Liquidator shall determine that an immediate sale of part or all of the Partnership property would cause undue loss to the Partners, then in order to avoid such loss, the Liquidator may, except to the extent provided by the Act, defer the liquidation as may be necessary to satisfy the debts and liabilities of the Partnership to Persons other than the Partners. Upon the complete liquidation and distribution of the Partnership assets, the Partners shall cease to be Partners of the Partnership, and the Liquidator shall execute, acknowledge and cause to be filed all certificates and notices required by the law to terminate the Partnership.

         (c) Upon the dissolution of the Partnership pursuant to Section 12.01, the Accountants shall promptly prepare, and the Liquidator shall furnish to each Partner, a statement setting forth the assets and liabilities of the Partnership upon its dissolution. Promptly following the complete liquidation and distribution of the Partnership property and assets, the Accountants shall prepare, and the Liquidator shall furnish to each Partner, a statement showing the manner in which the Partnership assets were liquidated and distributed.


ARTICLE XIII
BOOKS AND RECORDS, ACCOUNTING
TAX ELECTIONS, ETC.

    13.01. Books and Records. The books and records of the Partnership shall be maintained on an accrual basis in accordance with sound federal income tax accounting principles. These and all other records of the Partnership, including information relating to the status of the Apartment Complex, information with respect to the sale by the General Partner or any Affiliate of goods or services to the Partnership, and any information required to be maintained by the Act or any governmental agencies having jurisdiction, shall be kept at the principal office of the Partnership and shall be available for examination there by any Partner, or his duly authorized representative, at any and all reasonable times. Any Partner, or his duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to a copy of the list of names and addresses of the Limited Partners and of any of the books and records of the Partnership.

    13.02. Bank Accounts. All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking institutions as the General Partner shall determine, and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partner may, from time to time, determine. No funds of the Partnership shall be deposited in any financial institution in which any Partner is an officer, director or holder of any proprietary interest.

    13.03. Accountants. The Accountants shall annually prepare for execution by the General Partner all tax returns of the Partnership, shall annually audit the books of the Partnership, and shall certify, in accordance with generally accepted accounting principles, a balance sheet, a profit and loss statement, and a cash flow statement. With respect to each fiscal year during the Partnership's operations, at such time as the Accountants shall have prepared the proposed tax return for such year, the Accountants shall provide copies of such proposed tax return to the Investment Partnership and to its accountants, Reznick, Fedder & Silverman, of Bethesda, Maryland, for their review and comment, or to such other accounting firm as BCTC 94 shall direct. Any comments and/or changes in such proposed tax return reasonably recommended by the Investment Partnership's accountants shall be taken into account and made by the Accountants prior to the completion of such tax return for execution by the General Partner. The Partnership shall reimburse Boston Capital Communications Limited Partnership, an affiliate of the Investment Partnership, for its expenses incurred in causing the Partnership's proposed tax return to be reviewed by the Investment Partnership's accountants, if and to the extent that such review results in modifications to such proposed tax return. A full detailed statement shall be furnished to all Partners, showing such assets, properties, and net worth and the profits and losses of the Partnership for the preceding fiscal year. All Partners shall have the right and power to examine and copy, at any and all reasonable times, the books, records and accounts of the Partnership. The Accountants shall timely file all reports required by the Permanent Lender and/or the Agency and simultaneously shall send a copy of any such report to the Investment Partnership.

    13.04.    Reports to Partners.

         (a) The General Partner shall cause to be prepared and distributed to all persons who were Partners at any time during a fiscal year of the Partnership:

    (i) By February 15 of the year after the end of each fiscal year of the Partnership, (A) a balance sheet as of the end of such fiscal year and statements of income, Partners' equity, and changes in financial position and a Cash Flow statement, for the year then ended, all of which, except the Cash Flow statement, shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Accountants, and
(B) a report of the activities of the Partnership during the period covered by the report. Such report shall set forth distributions to Limited Partners for the period covered thereby and shall separately identify distributions from: (1) Cash Flow from operations during the period, (2) Cash Flow from operations during a prior period which had been held as reserves, (3) proceeds from disposition of the Apartment Complex or any other investments of the Partnership, (4) lease payments on net leases with builders and sellers, and (5) reserves. With respect to any distribution to the Investment Partnership, the report called for shall separately identify distributions from (A) Cash Flow from operations during the period, (B) Cash Flow from operations during a prior period which had been held as reserves, (C) proceeds from disposition of property and investments, (D) lease payments on net leases with builders and sellers, (E) reserves from the gross proceeds of the offering originally obtained from the Investment Partnership, (F) borrowed monies, (G) loans or contributions from the Investment Partnership, and (H) transactions outside of the ordinary course of business with a description thereof. If the Completion Date had not yet occurred as of December 31 in the year which is the subject of the report, then this Section 13.04(a)(i) shall require only the balance sheet for the year then ended.

    (ii) By February 1 of the year after the end of each fiscal year of the Partnership, all information necessary for the preparation of the Limited Partners' federal income tax returns, together with a draft of the Partnership's federal income tax return for such fiscal year.

    (iii) Within thirty (30) days after the end of each quarter of a fiscal year of the Partnership, a report containing:

                   (A)  A balance sheet, which may be unaudited;
and

                   (B) a statement of income for the quarter then ended, which may be unaudited; and

                   (C) A Low Income Housing Credit Monitoring form, Rent Rolls, Statement of Income and Expenses, Operating
Statement and Occupancy Rental Report, all in the form specified by Boston Capital; and

                   (D) A certification that the Apartment Complex and its tenants are in compliance with all applicable federal and state laws and regulation; and

                   (E) other pertinent information regarding the Partnership and its activities during the quarter covered by the report.

    (b) Within ninety (90) days after the end of each fiscal year of the Partnership the General Partner shall provide to the Investment
Partnership:


         (i) the information specified in Section 13.04(c) and

    (ii) to the extent not previously disclosed in a report required hereunder a descriptive statement of all transactions during the fiscal year between the Partnership and the General Partner and/or any Affiliate, including the nature of the transaction and the payments involved
(including accrued cash or other payments);

    (c) Upon the written request of the Investment Partnership for further information with respect to any matter covered in items (a) or (b) above, the General Partner shall utilize its best efforts to furnish such information within 30 days of receipt of such request.

    (d) The General Partner shall notify the Investment Partnership within fifteen days after the occurrence of any of the following events:

         (i) there is a material default by the Partnership under the Project Documents or in payment of any mortgage, taxes, interest or other obligation on secured or unsecured debt,

         (ii) any reserve has been reduced or terminated by application of funds therein for purposes materially different from those for which such reserve was established,

    (iii) the General Partner has received any notice of a material fact which may substantially affect further distributions, or

    (iv) any Partner has pledged or collateralized his Interest in the Partnership, the General Partner shall send the Investment Partnership a detailed report of such event.

    (e) On or before the Admission Date, the General Partner, on behalf of the Partnership, shall send to the Investment Partnership a copy of all requests for disbursements, including disbursements from the escrow account for rehabilitation expenses, or other extensions of credit under the Permanent Loan which have been submitted to the Permanent Lender prior to the Admission Date. After the Admission Date, the General Partner, on behalf of the Partnership, shall send to the Investment Partnership, on or before the tenth day of each month, a copy of each request for a disbursement or other extensions of credit under the Permanent Loan submitted to the Permanent Lender during the previous month. In addition, within sixty (60) days after the occurrence of Substantial Completion, the General Partner, on behalf of the Partnership, shall prepare and send to the Investment Partnership a Credit Basis Worksheet for each building within the Apartment Complex, in the format provided by Boston Capital. The General Partner shall provide to the Investment Partnership such other reports from time to time as may be reasonably required by the Investment Partnership with the reasonable consent of the General Partner or by federal or state agencies having jurisdiction.

    (f) (i) In the event that the reports or information provided for in Sections 13.04 (a)(i) and/or 13.04(a)(ii) above are, at any time, not provided within the time period(s) specified in such Sections, the General Partner shall be obligated to pay to the Investment Partnership the sum of $100 per day, as liquidated damages, for each day from the date upon which such reports or information is(are) due pursuant to the provisions of the aforesaid Sections until the date upon which such reports or information is
(are) provided.

    (ii) In the event that the reporting requirements set forth in any of the above provisions of this Section 13.04 are not met, the Investment Partnership, in its reasonable discretion, may direct the General Partner to dismiss the Accountants, and to designate successor Accountants, subject to the approval of the Investment Partnership; provided, however, that if the General Partner and the Investment Partnership cannot agree on the designation of successor Accountants, the successor Accountants shall be designated by the Investment Partnership in its sole discretion, and the fees of such successor Accountants shall be paid by the General Partner. These costs shall not exceed the average of three bids from qualified Accountants obtained by the General Partner. The Investment Partnership shall give the General Partner at least 60 days' Notice of any material change in the reporting requirements set forth herein.

    13.05. Section 754 Elections. In the event of a transfer of all or any part of the Interest of a General Partner or of a Limited Partner, the Partnership may elect, pursuant to Sections 743 and 754 of the Code (or any corresponding provision of succeeding law), to adjust the basis of the Partnership property if, in the opinion of the Investment Partnership, based upon the advice of the Accountants, such election would be most advantageous to the Investment Partnership. Each Partner agrees to furnish the Partnership with all information necessary to give effect to such election.

    13.06. Fiscal Year and Accounting Method. The fiscal year of the Partnership shall be the calendar year. All Partnership accounts shall be determined on the accrual basis.

ARTICLE XIV
AMENDMENTS

    14.01. Proposal and Adoption of Amendments. This Agreement may be amended, after giving 20 days' Notice to the Partners hereunder (a) by the General Partner with the Consent of the Investment Partnership, which Consent (except in the case of any proposed amendment which the Investment Partnership reasonably determines to be adverse to its interests as a Partner) shall not be unreasonably withheld or (b) by the Investment Partnership with the consent of the General Partner which Consent (except in the case of any proposed amendment which the General Partner reasonably determines to be adverse to its interests as a Partner) shall not be unreasonably withheld. In determining whether or not to give its Consent to an amendment prepared by the Investment Partnership, the General Partner agrees to take into account the investment objectives of the Investment Partnership.

ARTICLE XV
    CONSENTS, VOTING AND MEETINGS

    15.01. Method of Giving Consent. Any Consent required by this Agreement may be given by a written Consent given by the consenting Partner and received by the General Partner at or prior to the doing of the act or thing for which the Consent is solicited.

    15.02. Submissions to Limited Partners. The General Partner shall give the Limited Partners Notice of any proposal or other matter required by any provision of this Agreement or by law to be submitted for consideration and approval of the Limited Partners. Such Notice shall include any information required by the relevant provision or by law.

    15.03. Meetings; Submission of Matter for Voting. Subject to the provisions of Section 10.01, a majority in Interest of the Limited Partners shall have the authority to convene meetings of the Partnership and to submit matters to a vote of the Partners.


ARTICLE XVI
GENERAL PROVISIONS

    16.01. Burden and Benefit. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

    16.02. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State.

    16.03. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart.

    16.04. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid.

    16.05. Entire Agreement. This Agreement sets forth all (and is intended by all parties to be an integration of all) of the representations, promises, agreements and understandings among the parties hereto with respect to the Partnership, the Partnership business and the property of the Partnership, and there are no representations, promises, agreements or understandings, oral or written, express or implied, among them other than as set forth or incorporated herein.

    16.06. Liability of the Investment Partnership. Notwithstanding anything to the contrary contained herein, neither the Investment Partnership nor any of its partners, general or limited, shall have any personal liability to any of the parties to this Agreement with regard to the representations and covenants extended, or the obligations undertaken, by the Investment Partnership under this Agreement. In the event that the Investment Partnership shall be in default under any of the terms of this Agreement, the sole recourse of any party hereto for any indebtedness due hereunder, or for any damages resulting from any such default by the Investment Partnership, shall be against the capital contributions of the investor limited partners of the Investment Partnership allocated to, and remaining for investment in, the Partnership; provided however, that under no circumstances shall the liability of the Investment Partnership for any such default be in excess of the aggregate of: (a) the amount of Capital Contribution payable by the Investment Partnership to the Partnership, under the terms of this Agreement, at the time of such default, and (b) an amount equal to reasonable attorneys' fees reasonably and necessarily incurred by the General Partners in obtaining payment of any Installment(s) not made by the Investment Partnership when due and payable pursuant to the provisions of this Agreement.

    16.07.    Environmental Protection.

         (a) The General Partner represents and warrants that (i) it has no actual knowledge of any deposit, storage, disposal, burial, discharge, spillage, uncontrolled loss, seepage or filtration of any Hazardous Substances at, upon, under or within the Land or any contiguous real estate, and (ii) it has not caused or permitted to occur, and shall not knowingly permit to exist, any condition which may cause a discharge of any Hazardous Substances at, upon, under or within the Land or on any contiguous real estate.

         (b) The General Partner further represents and warrants that neither it nor any of its Affiliates (i) has been, or will be involved in operations at or, pursuant to its best efforts, near the Land, which operations could lead to (A) the imposition of liability under the Hazardous Waste Laws on the Partnership or on any other subsequent or former owner of the Land or (B) the creation of a lien on the Land under the Hazardous Waste Laws or under any similar laws or regulations; and (ii) has permitted, or will permit, any tenant or occupant of the Apartment Complex to engage in any activity that could impose liability under the Hazardous Waste Laws on such tenant or occupant, on the Land or on any other owner of the Apartment Complex.

         (c) The General Partner shall comply strictly and in all respects with the requirements of the Hazardous Waste Laws and related regulations and with all similar laws and regulations.

         (d) The General Partner, jointly and severally, shall at all times indemnify and hold harmless the Investment Partnership against and from any and all claims, suits, actions, debts, damages, costs, charges, losses, obligations, judgments, and expenses, of any nature whatsoever, suffered or incurred by the Investment Partnership, under or on account of the Hazardous Waste Laws or any similar laws or regulations, including the assertion of any lien thereunder (collectively, "Environmental Liability") provided that the Limited Partners do not engage in any act or conduct which would render the Limited Partners liable under the laws of the State and which act or conduct directly caused such Environmental Liability hereunder. Any loss incurred by the Partnership under or on account of the Hazardous Waste Laws or any similar laws or regulations shall not give rise to the indemnification hereunder if such Environmental Liability (i) is not imposed directly on the Limited Partners and (ii) does not adversely affect the benefits of the Limited Partners under this Agreement, including, without limitation, cash distributions to which the Limited Partners otherwise would be entitled and (iii) does not adversely affect the value or salability of the Apartment Complex.

         (e) For purposes of this Section 16.07, "Hazardous Substances" means oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous wastes or hazardous substances, as those terms are used in the Hazardous Waste Laws; and "Hazardous Waste Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, and any other federal, state or local law governing Hazardous Substances, as such laws may be amended from time to time.

    16.08. Notices to the Investment Partnership. Any Notice required by the provisions of this Agreement to be given to the Investment
Partnership shall be addressed as follows:

Boston Capital Tax Credit Fund IV L.P.
c/o Boston Capital Partners, Inc.
One Boston Place
Boston, Massachusetts 02108
Attention:    Scott Arrighi

And a copy to:
Hinckley, Allen & Snyder
One Financial Center
Suite 4600
Boston,  MA  02111-2625
Attention:  Kristin A. DeKuiper, Esq.

    16.09. Notices to the General Partner. Any Notice required by the provisions of this Agreement to be given to the General Partners shall be addressed as follows:

Mokapoke Limited Partnership
4400 East-West Highway
Bethesda, Maryland  02814
Attention:  Robert Margolis

And a copy to:     William H. Holden, Jr., Esq.
4400 East-West Highway,
Suite 126
Bethesda, MD 20814



    IN WITNESS WHEREOF, the parties have affixed their signatures and seals to this Amended and Restated Agreement of Limited Partnership of Mokapoke Limited Partnership, as of the date first written above.

GENERAL PARTNER:

R.T.M. LIMITED PARTNERSHIP, General Partner

By:  R.T.M., Inc., General Partner

By:  /s/Tevis Margolis
Name:  Tevis Margolis
Its:   President


WITNESS:
_________________________


LIMITED PARTNER:

BOSTON CAPITAL TAX CREDIT FUND IV L.P.


By:Boston Capital Associates IV Limited
Partnership, its general partner

By:  C&M Associates d/b/a Boston Capital
Associates, its general partner

By:  /s/Bonnie Kate Fox
   Bonnie Kate Fox, as Attorney-
   in-Fact of John P. Manning,
   Partner

WITNESS:

_________________________


SPECIAL LIMITED PARTNER:

BCTC 94

By:  /s/Bonnie Kate Fox
  Bonnie Kate Fox, Attorney-
  in-Fact for John P. Manning,
  President

ATTEST:

____________________________

WITHDRAWING LIMITED PARTNERS:

/s/Tevis Margolis
Tevis Margolis

/s/Robert Margolis
Robert Margolis

ATTEST:

____________________________


____________________________


DEVELOPER:
R.T.M., Inc.
By:  Robert Margolis
Its: V.P.

ATTEST: ________________




COUNTY OF SUFFOLK             )
                              ss
COMMONWEALTH OF MASSACHUSETTS )


    Before me, the undersigned Notary Public in and for the aforesaid
County and State, personally appeared Bonnie Kate Fox, in her capacities as
(i) Attorney-in-Fact of John P. Manning, in his capacity as a general partner of C&M Associates d/b/a Boston Capital Associates which is a general partner of Boston Capital Tax Credit Fund IV L.P. as a Limited Partner of Mokapoke Limited Partnership, and (ii) Attorney-in-Fact for John P. Manning of BCTC 94, as a Special Limited Partner of Mokapoke Limited Partnership, known to me as the person who executed the foregoing instrument and being duly sworn, acknowledged that the statements therein contained are true and the execution of the same is her free act and deed and the duly authorized free act and deed of Boston Capital Tax Credit Fund IV L.P. and BCTC 94, Inc..

    Witness my hand and notarial seal this 22nd day of February, 1996.




______________________
Notary Public
My Commission Expires:






COUNTY OF Montgomery     )
                          ss
STATE OF Maryland        )


    Before me, the undersigned Notary Public in and for the aforesaid
County and State, personally appeared Tevis Margolis in his capacity as a Withdrawing Initial Limited Partner of Mokapoke Limited Partnership known to me as the person executing the foregoing instrument and being duly sworn, acknowledged the execution of the foregoing Amended and Restated Agreement of Limited Partnership is his free act and deed.

    Witness my hand and notarial seal this 16th day of February, 1996.


_______________________
Notary Public
My Commission Expires:





COUNTY OF Montgomery     )
                          ss
STATE OF Maryland        )

Before me, the undersigned Notary Public in and for the aforesaid County and State, personally appeared Tevis Margolis, in his capacity as the President of R.T.M., Inc., in its capacity of General Partner of R.T.M. Limited Partnership, the General Partner of Mokapoke Limited Partnership and the Developer of the Apartment Complex, known to me as the person who executed the foregoing instrument and being duly sworn, acknowledged that the statements therein contained are true and the execution of the same is his free act and deed and the duly authorized free act and deed of R.T.M., Inc.

    Witness my hand and notarial seal this 16th day of February, 1996.




______________________
Notary Public
My Commission Expires:





COUNTY OF Montgomery     )
                          ss
STATE OF Maryland        )


    Before me, the undersigned Notary Public in and for the aforesaid
County and State, personally appeared Robert Margolis in his capacity as a Withdrawing Initial Limited Partner of Mokapoke Limited Partnership known to me as the person executing the foregoing instrument and being duly sworn, acknowledged the execution of the foregoing Amended and Restated Agreement of Limited Partnership is his free act and deed.

    Witness my hand and notarial seal this 16th day of February, 1996.


_______________________
Notary Public
My Commission Expires:





COUNTY OF Montgomery     )
                          ss
STATE OF Maryland        )

Before me, the undersigned Notary Public in and for the aforesaid County and State, personally appeared ____________, in his capacity as the President of HAI Management, Inc., known to me as the person who executed the foregoing instrument and being duly sworn, acknowledged that the execution of the same is his free act and deed and the duly authorized free act and deed of HAI Management, Inc.

    Witness my hand and notarial seal this 16th day of February, 1996.




______________________
Notary Public
My Commission Expires:



Consent and Agreement

    The undersigned hereby executes the foregoing Amended and Restated Agreement of Limited Partnership of Mokapoke Limited Partnership (the "Agreement") for the sole purpose of agreeing to the provisions of Sections 8.14, 8.15 and 8.16 of the Agreement of Limited Partnership notwithstanding any provision of the Management Agreement to the contrary.


ATTEST: _____________

HAI MANAGEMENT, INC.
By:
Its:  Vice President


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